SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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RJV NETWORK, INC.
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(Name of Registrant as Specified in Its Charter)

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RJV NETWORK, INC.
c/o Edward Velton
10655 NE 4th Street, Suite 300
Bellevue, WA 98004

April 29, 2002

To:  Stockholders of RJV Network, Inc.

Dear Stockholder:

            You are cordially invited to attend a Special Meeting of the Stockholders of RJV Network, Inc., a Nevada corporation ("RJV"), to be held at the offices of RJV, at 10655 NE 4th Street, Suite 300, Bellevue, WA 98004 on Friday May 31, 2002, at 1:30 p.m., Pacific Daylight Time.

            At this Special Meeting, you will be asked to consider and vote upon the approval of the Acquisition Agreement and Plan of Reorganization dated April 20, 2002 by and among RJV, on the one hand, and Bio Kinetix Research, Inc. ("BIO KIN"), and the shareholders of BIO KIN, on the other hand (the "Acquisition Agreement"), and each of the related transactions, whereby RJV will acquire, and hold as wholly owned subsidiary, BIO KIN (the "Acquisition"). The Acquisition Agreement calls for the issuance of one share of RJV common stock, par value $0.001 per share, in exchange for each one share of the issued and outstanding common stock, no par value, of BIO KIN. The Acquisition Agreement and related transactions will be concluded as soon as possible after approval by the shareholders of RJV.

           RJV is a publicly-listed company, listed on the NASDAQ Over-The-Counter Bulletin Board (the "OTC-BB").  As of the close of the market on April 22, 2002, its common stock had a last closing price of $1.05.

            Bio Kinetix has acquired intellectual property rights for the regulatory protein Mammastatin, including rights to develop an associated Anti-idiotypic Antibody that is expected to be an effective anticancer agent for the prevention and treatment of breast cancer.  The Company will focus on the anti-cancer applications of this new generation of monoclonal antibodies termed "Superantibodies" that may significantly improve the therapeutic potency and sensitivity as diagnostics.

            The Board of Directors of RJV has carefully reviewed and considered the terms and conditions of the proposed Acquisition and the Acquisition Agreement.  A copy of the Acquisition Agreement is attached hereto as Exhibit A.  The Board of Directors of RJV has approved of the Acquisition and the Acquisition Agreement and recommends that the stockholders of RJV vote FOR approval of the Acquisition.

            While the Board of Directors of RJV is confident that RJV can incorporate the assets of BIO KIN and successfully develop the BIO KIN Business Plan, there can be no assurance that the combined entity will in fact be able to do so.  Therefore, RJV shareholders are urged to read the enclosed Proxy Statement and the Acquisition Agreement, attached as Exhibit A, and to carefully consider the description of the prospective business, including the information under "Risks of BIO KIN's Prospective Business" in the Proxy Statement.

            Enclosed is a Notice of Special Meeting, a Proxy Statement, and a Proxy Card for the Special Meeting.  Please give all enclosed information your careful attention.  Together, these documents provide a detailed description of the proposed transactions.  Approval by a majority of the shares of RJV Common Stock entitled to vote at the Special Meeting is required for approval of the Acquisition.  Accordingly, your vote is important, no matter how large or how small your holdings.

            In view of the importance of the action to be taken, we urge you to complete, sign, and date the enclosed proxy card and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting.

            Sending in your proxy now will not interfere with your right to attend the Special Meeting or to vote your shares personally at the Special Meeting if you wish to do so.

                                                            Sincerely,

                                                            /s/ Edward Velton
                                                            Edward Velton, President

RJV NETWORK, INC.

 c/o Edward Velton
10655 NE 4th Street, Suite 300
Bellevue, WA 98004
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NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS OF
RJV NETWORK, INC.
TO BE HELD ON MAY 31, 2002
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April 29, 2002

To the Stockholders of RJV Network, Inc.:

            NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of RJV Network, Inc., a Nevada corporation ("RJV") will be held at the offices of RJV, at 10655 NE 4th Street, Suite 300, Bellevue, WA 98004 on Friday, May 31, 2002, at 1:30 p.m. Pacific Daylight Time, for the following purposes:

1.                   For stockholders of RJV to consider and vote upon a proposal to approve the Acquisition Agreement and Plan of Reorganization dated April 20, 2002 by and among RJV, on the one hand, and Bio Kinetix Research, Inc. an Alberta corporation ("BIO KIN"), and the shareholders of BIO KIN, on the other hand (the "Acquisition Agreement") and each of the related transactions, whereby RJV will acquire, and hold as a wholly owned subsidiary, BIO KIN (the "Acquisition") on the terms and conditions set forth in the Acquisition Agreement, a copy of which is attached to the Proxy Statement as Exhibit A.  The Acquisition Agreement calls for the issuance of one share of RJV common stock, par value $0.001 per share in exchange for each one share of the issued and outstanding common stock, no par value, of BIO KIN;

2.                   For stockholders of RJV to consider and vote upon a proposal to approve the change in the name ("Name Change") of RJV to "Bio Kinetix Research, Inc." The proposed name change for RJV will provide association of the post-merger company with the name of its primary business subsidiary;

3.                   For stockholders to consider and vote upon a proposal to elect Dr. John Todd, Mike Muzylowski, R. L. (Dick) Richards, and Fred Whittaker as the directors of RJV;

4.                   For stockholders to consider and vote upon a proposal to approve a covenant not to perform a reverse stock split of the RJV stock without 100% shareholder approval for a period of two years from the date of the exchange agreement (the "Two Year Covenant"), and;

5.         To transact such other business as may properly come before the Special Meeting of Stockholders of RJV, or any adjournment thereof.

            Only stockholders of record at the close of business on May 6, 2002 are entitled to receive notice of and to vote at the Special Meeting or any adjournments thereof.  Approval of the Acquisition, the Acquisition Agreement and the related transactions, the Name Change, the election of the proposed directors, and the Two Year Covenant requires the affirmative vote of the holders of a majority of the shares of RJV Common Stock entitled to vote at the Special Meeting of Stockholders of RJV.

            Dissenter's Rights for Plan of Exchange.  Stockholders may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive.  Please see Attachment B, which sets forth the Nevada Corporate Code (NRS 92A.300 to 92A.500, inclusive) applicable to Dissenter's Rights.

            THE BOARD OF DIRECTORS OF DEAD ON RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ACQUISITION, THE ACQUISITION AGREEMENT AND THE RELATED TRANSACTIONS, THE NAME CHANGE, THE PROPOSED DIRECTORS, AND THE TWO YEAR COVENANT.

                                                By Order of the Board of Directors of RJV,

                                                /s/ Edward Velton
                                                Edward Velton
                                                President

            WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.  IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH.  THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

RJV NETWORK, INC.

 c/o Edward E. Velton
10655 NE 4th Street, Suite 300
Bellevue, WA 98004
___________________________

PROXY STATEMENT
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For Special Meeting of Stockholders of RJV Network, Inc.
to be Held on May 31, 2002

            This Proxy Statement is being furnished to the stockholders of RJV Network, Inc., a Nevada corporation ("RJV" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of RJV from holders of outstanding shares of common stock of RJV ("RJV Common Stock") for use at the Special Meeting of RJV Stockholders.

            The purpose of the RJV Special Meeting is to consider and vote upon the following:

1.       For stockholders of RJV to consider and vote upon a proposal to approve the Acquisition Agreement and Plan of Reorganization dated April 20, 2002 by and among RJV, on the one hand, and Bio Kinetix Research, Inc. an Alberta corporation ("BIO KIN"), and the shareholders of BIO KIN, on the other hand (the "Acquisition Agreement") and each of the related transactions, whereby RJV will acquire, and hold as a wholly owned subsidiary, BIO KIN (the "Acquisition") on the terms and conditions set forth in the Acquisition Agreement, a copy of which is attached to the Proxy Statement as Exhibit A.  The Acquisition Agreement calls for the issuance of one share of RJV common stock, par value $0.001 per share, in exchange for each one share of the issued and outstanding common stock, no par value, of BIO KIN;

2.       For stockholders of RJV to consider and vote upon a proposal to approve the change in the name ("Name Change") of RJV to "Bio Kinetix Research, Inc." The proposed name change for RJV will provide association of the post-acquisition company with the name of its primary business subsidiary;

3.       For stockholders to consider and vote upon a proposal to elect Dr. John Todd, Mike Muzylowski, Dick Richards, and Fred Whitaker as the directors of RJV;

4.       For stockholders to consider and vote upon a proposal to approve a covenant not to perform a reverse stock split of the RJV stock without 100% shareholder approval for a period of two years from the date of the exchange agreement (the "Two Year Covenant"), and;

5.       To transact such other business as may properly come before the Special Meeting of Stockholders of RJV, or any adjournment thereof.

            All information contained in this Proxy Statement pertaining to RJV has been supplied by RJV.  All information contained in this Proxy Statement pertaining to BIO KIN has been supplied by BIO KIN.  No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized.  The delivery of this document shall under no circumstances create an implication that there has been no change in the affairs of RJV or BIO KIN since the date hereof or that the information herein is correct as of any time subsequent to its date.

            This Proxy Statement, the accompanying Notice of Meeting and the other documents enclosed herewith are dated April 25, 2002 and are being first mailed to the stockholders of RJV on or about April 30, 2002.

THE ACQUISITION, THE ACQUISITION AGREEMENT, AND THE SPECIAL MEETING

             The following is a brief summary of certain information contained elsewhere in this Proxy Statement, and additional information concerning the Special Meeting.  It is not a complete description of all material information regarding RJV or BIO KIN and the matters to be considered at the Special Meeting and is qualified in all respects by the information appearing elsewhere in this Proxy Statement and the Exhibits hereto.  A copy of the Acquisition Agreement is set forth as Exhibit A to this Proxy Statement and reference is made thereto for a complete description of the terms of such document.

The Special Meeting

             The Special Meeting will be held at 1:30 pm, Pacific Daylight Time, on Friday, May 31, 2002, at the office of RJV, at 10655 NE 4th Street, Suite 300, Bellevue, WA 98004.  The purpose of the Special Meeting of Stockholders of RJV is to consider and vote upon approval of the Acquisition, the Acquisition Agreement and the related transactions, the Name Change, the proposed directors, and the Two Year Covenant.  The Board of Directors of RJV has fixed the close of business on May 6, 2002, as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the "Record Date").  As of such date, there were 15,093,750 shares of common stock, par value $0.001, of RJV issued and outstanding and entitled to be voted at the Special Meeting, and there were approximately 36 RJV stockholders, of record or through registered clearing agents.

             The presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of RJV Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at such Special Meeting.

            The enclosed proxy is solicited on behalf of the Board of Directors of RJV for use in connection with the Special Meeting and any adjournment or adjournments thereof. Holders of RJV Common Stock are requested to complete, date, and sign the accompanying proxy and return it promptly to RJV in the enclosed envelope.  Failure to return a properly executed proxy or to vote at the Special Meeting will have the same effect as a vote against approval of the Acquisition, the Acquisition Agreement and the related transactions, the Name Change, the nominees for directors, the Two Year Covenant, and any other proposal to be considered at the Special Meeting.

            A stockholder who has executed and delivered a proxy may revoke it at any time before it is voted by giving a later written proxy or by giving written revocation to Edward Velton, the President of RJV, provided such later proxy or revocation is actually received by the Company before the vote of the stockholders, or by voting in person at the Special Meeting.  Any stockholder attending the Special Meeting may vote in person whether or not a proxy has been previously filed.  The shares represented by all properly executed proxies received in time for the Special Meeting, unless revoked, will be voted in accordance with the instructions therein.  If instructions are not given, properly executed proxies received will be voted FOR approval of the applicable agreements and any other proposal to be considered at the applicable Special Meeting.

            RJV's management is not aware of any business to be acted upon at the Special Meeting other than approval of the proposal to approve the Acquisition, the Acquisition Agreement and the related transactions, the Name Change, the election of the directors, and the Two Year Covenant.  If other matters are properly brought before the Special Meeting, or any adjournment thereof, the enclosed proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of the Board of RJV, or, if there is no such recommendation, in the discretion of the individuals named as proxies therein.

Background of the Acquisition

         RJV was organized under the laws of the State of Nevada on December 23, 1999. Other than a Registered Offering within the State of Washington, the Company has not conducted any material operations or generated any revenues to date. Since inception, the Company has been in the process of developing its business plan and raising capital. The plan includes bringing to application an interactive commercial real estate Internet web site that will provide users with sophisticated value-added information relating to the buying, leasing, and selling of commercial real estate properties.

        Management has assessed the on-line commercial real estate marketplace, including but not limited to, the competition, current market trends, and current niches that the Company may capitalize upon. It has been felt the key to the Company's success will be to take management's assessment of the marketplace and develop sophisticated software that can be readily accessed over the Internet and thereby provide customers commercial real estate solutions.

           The Company remains in the development stage and has neither the necessary funds nor the technology to execute its full business plan. The Company's software is written outline form only and no computer code has been written. The Company's business strategy requires it to raise substantial additional funding through a private placement(s), debt, or some combination thereof to make significant inroads into pursuit of its plan. Efforts to date have proven unsuccessful. Without additional funding, RJV could fail or remain only as a start-up company with no material operations, revenues, or profits.

        During April, 2002, RJV was contacted by management of BIO KIN regarding a proposed acquisition whereby the shareholders of BIO KIN would effectively take control of RJV.  BIO KIN had acquired rights to a new, proprietary method for treating breast cancer and had obtained preliminary financing commitments.  BIO KIN wished to merge with a publicly traded entity to provide a public valuation and increased exposure.

        In the RJV Board's view, the proposed Acquisition of BIO KIN would allow RJV to divest itself of plans for developing its commercial real estate portal, which it has been unable to fund, and to acquire another operating business that has a more substantial management team and has acquired preliminary funding commitments for developing its business.

        This planned Acquisition, if successful, is meant to provide RJV's stockholders with the potential for, although not the assurance of, an increase in the value of their shares at some time in the future without additional investment on their part.

The Acquisition Agreement

        RJV proposes that its shareholders approve of the Acquisition Agreement and Plan of Reorganization entered into with BIO KIN.  A copy of the Acquisition Agreement is attached as Exhibit A.  In its most basic terms, the Acquisition Agreement provides that RJV will acquire BIO KIN as a wholly owned subsidiary while the shareholders of BIO KIN will end up with controlling ownership of RJV.  Edward Velton, the President and largest single shareholder of RJV will cancel all but 20,000 of the RJV shares that he owns and will resign all officer and director positions.  The other RJV shareholders will retain their holdings of RJV; however, their aggregated percentage ownership of RJV will be diluted from 37.9% to 26.3%.

        The Acquisition Agreement provides that RJV will acquire BIO KIN by issuing one share of RJV common stock for each of the 16,000,000 shares of issued and outstanding common stock of BIO KIN held by the BIO KIN shareholders.  Simultaneously, Edward Velton will cancel all but 20,000 of his 9,375,000 common shares of RJV.  Immediately prior to the Closing of the Acquisition, RJV will have 15,093,750 common shares issued and outstanding.  Upon the Closing of the Acquisition, and concurrent with the authorization of the 16,000,000 shares of the common stock of RJV to be issued to the shareholders of BIO KIN, there will be a total of 21,738,750 shares of RJV common stock issued and outstanding.

        The following table shows the number of issued and outstanding shares of common stock, $0.001 par value, of RJV Pre- Proposed Acquisition and Post-Proposed Acquisition.

Shareholder	# Shares Pre-Acquisition	# Shares Post-Acquisition
Edward Velton, President	9,375,000	20,000
Other Shareholders (1)	5,718,750	5,718,750
Subtotal	15,093,750	5,738,750

Bio Therapies, Ltd.	0	1,600,000
InNexus Corp.(2)	0	1,600,000
Beglend Corp.	0	9,800,000
Dr. John Todd (3)	0	1,000,000
Susan Minchin	0	1,000,000
Linda Young	0	1,000,000
Total	15,093,750	21,738,750

a.       Approximately 35 non-affiliate shareholders.
b.       Dr. Alton C. Morgan is the President of InNexus and a BIO KIN Consultant.
c.       Dr. Todd is a proposed Director.

        Additional terms and conditions of the Acquisition are set forth below and in the Acquisition Agreement, which is attached as Exhibit A.  Shareholders of RJV are urged to review these items carefully.

        There are certain conditions to the closing of the Acquisition before the Acquisition will be consummated, including the completion of due diligence to each party's satisfaction and the affirmative vote of the shareholders of RJV, and the transaction is not free from risk.  There can be no assurances that the Acquisition will be approved, or, if it is approved, that the Acquisition will be closed.

        If the Acquisition and Name Change are approved, RJV will amend its articles of incorporation to change its name to Bio Kinetix Research, Inc., and remain a Nevada corporation.  If the Acquisition is not approved, or if the Acquisition is not closed for whatever reason, RJV will likely continue with its current business plan.

The Proposed Directors

        Backgrounds of the proposed directors are as follows:

        Dr. Todd is a specialist in General Surgery with experience in pharmaceutical drug development.  He has participated in mammastatin research and the clinical development of mammastatin from natural sources. Dr. Todd graduated from the University of Calgary and performed General Surgery Residency at Foothills Hospital, Holy Cross Hospital and Calgary General Hospital, Calgary, Alberta. He has an active General Surgical practice at Peace Arch Hospital in White Rock, B.C. and is a Consultant Surgeon to the Breast Health Program at the B.C. Women's Hospital.

        Mike Muzylowski has been involved in the management and directorship of many public companies in multiple industries since 1955.  He brings a wealth of management and international finance experience to the BIO KIN Board.  Mr. Muzylowski graduated from the University of Manitoba and started his career with Hudson Bay Exploration.  Mr. Muzylowski was the President and CEO of Granges Exploration, Ltd. and CEO of Hyeroft Resource, Ltd. where he was awarded the Mine Developer of the Year in 1988.

        Mr. C. Fred Whittaker, C.A. is a self-employed Chartered Accountant and the Senior Partner of Whittaker & Associates, a firm of Chartered Accountants.  Mr. Whittaker specializes in Taxation and Corporate Management Consulting.  In addition to his duties as a Chartered Accountant, Mr. Whittaker and was VP Administration and Controller of Larson Distributors, Ltd. from 1997 to 2000.

        Mr. R. L. (Dick) Richards worked as a Chartered Accountant after graduating from the University of British Columbia and has primarily been involved managing companies in commercial real estate field.  Mr. Richards managed Mackenzie Management, which he sold to Colliers International in 1992.  He then served as Senior Vice President of Colliers until 2000.  Mr. Richards joined the Board of World Vision Canada in 1998 and has recently completed a three-year term as the World Vision Canada Board Chair.  Mr. Richards has served on numerous corporate and industry boards as both a member and an officer.  These include a national trust company, the local, provincial and national Real Estate Boards and the Vancouver Club.

The Two Year Covenant

            The RJV Board recommends that RJV shareholders approve a covenant for the Company holding that if the Acquisition is approved and closed, the new RJV management cannot reverse-split the common stock of RJV for a period of two years without 100% shareholder approval.  This feature was added to the Acquisition Agreement to protect current RJV shareholders from a reverse split that might drastically reduce the number of shares held by each shareholder.

Required Approvals

        Approval of the Acquisition, the Acquisition Agreement and the related transactions, the Name Change, the election of the directors, and the Two Year Covenant will require the affirmative vote of the holders of a majority of the outstanding shares of RJV Common Stock.  The directors and officers of RJV beneficially owned as of the Record Date and are entitled to vote 9,375,000 of the total 15,093,750 issued and outstanding shares of RJV Common Stock at the Special Meeting.  Thus director and officer shares represent 62.1% of the outstanding shares entitled to vote at the Special Meeting.  A failure to return the enclosed proxy or a vote to abstain will have the same effect as a vote against approval of the Plan of Exchange.

        The consummation of the Merger also requires the approval of the Board of Directors and a majority of the issued and outstanding shares of BIO KIN.  As of the date of this Proxy Statement, the BIO KIN Board and Shareholders have approved the Acquisition, the Acquisition Agreement, and the related transactions.

Dissenter's Rights for Plan of Exchange

            Stockholders may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive.  Please see Attachment B, which sets forth the Nevada Corporate Code (NRS 92A.300 to 92A.500, inclusive) applicable to Dissenter's Rights.

Expenses and Fees

        BIO KIN will bear and pay all costs and expenses incurred by the parties in connection with the transactions contemplated by the Acquisition Agreement and related transactions, including fees and expenses of their respective accountants and counsel, mailing fees, and transfer agent and related fees. It is expected that the total of such expenses and fees will be approximately $20,000.

Management After the Acquisition

        Immediately before and immediately after the closing of the Acquisition, the management of RJV will be as follows:

RJV Pre-Acquisition:
     Name                           Age      Position
     Edward Velton              43         Director, President, Secretary/Treasurer

RJV Post-Acquisition:
     Name                           Age      Position
     Dr. John Todd               47         Director, President and Chief Medical Officer
     Mike Muzylowski          63         Director and Chief Financial Officer
     C. Fred Whittaker         61         Director
     Dick Richards

Employees and Facilities

        RJV currently has 0 (zero) employees. Immediately after the closing of the proposed transactions, the surviving corporation will have 2 employees, Dr. John Todd and Mike Muzylowski.

        RJV currently leases no office space.  Immediately after the close of the proposed transaction, the surviving entity expects to utilize shared office space of approximately 1,500 square feet located at Suite 1500, 885 West Georgia St., Vancouver, Canada. The monthly lease cost is estimated to be approximately $500.

Management Compensation

        BIO KIN currently has no management compensation agreements in place.

Selected Financial Data:

            The following tables present selected historical financial data of RJV.  This information is based on the audited year end 2001 financial statements of RJV, which are included as Exhibit C.

RJV Selected Historical Financial Data:

	2001	2000
Statement of Operations Data -
Interest Income	$ 124	$ -
General and administrative expenses	17,026	35
Net loss for period	(16,902)	(35)

Balance Sheet Data -
Total Assets	$ 3.513	$ 5,165
Total Liabilities	200	200
Total Stockholders' Equity (deficit)	3,313	4,965
Total Liabilities and Stockholders' Equity	$ 3,513	$ 5,165

        The following tables present selected historical financial data of BIO KIN.  This information is based on the unaudited financial statements of BIO KIN, which are included as Exhibit D.

BIO KIN Selected Historical Financial Data

April 14, 2001
(Unadited - Prepared by Management)

ASSETS	CDN $
-Subscriptions receivable	$ 16,000
-Incorporation and legal costs	5,000
----------
$ 21,000
-----------
LIABILITIES
- Due to shareholders	$ 5,000

SHAREHOLDERS EQUITY
- Share Capital
Authorized:
Unlimited common shares, voting
Unlimited common shares, non-voting
Issued:
16,000,000 Common shares, voting	16,000
-----------

$ 21,000
-----------

NOTES TO BALANCE SHEET

Incorporation -

         The company was incorporated as 957614 Alberta Ltd. on October 24, 2001 under the Business
         Corporation Act of Alberta, Canada.

         On November 14, 2001, it changed its name to Biokinetix Research Inc.

Operations -

         The corporation has not yet commenced operations.

OVERVIEW OF BIO KINETIX RESEARCH, INC.

Mission

Bio Kinetix has acquired intellectual property rights for the regulatory protein Mammastatin, including rights to develop an associated Anti-idiotypic Antibody that may be an effective anticancer agent for the prevention and treatment of breast cancer.  The Company will be focused on the anti-cancer applications of a new generation of monoclonal antibodies termed "Superantibodies" that have significantly improved therapeutic potency as therapeutics and increased sensitivity as diagnostics.  Bio Kinetix will use this technology to create therapeutic antibodies and diagnostic assays for breast cancer directed at a family of growth regulators described and brought to their current state of development by Biotherapies Inc. of Ann Arbor, Michigan.  Bio Kinetix is positioned to leverage the existing products and intellectual property through a series of collaborative relationships into rapid product approvals with feasibility already demonstrated.

Company Summary

Bio Kinetix Corp., (the "Company" or "Bio Kinetix") is a biotechnology, Research and Development Company focused on the application of SuperAntibody technology to the generation of antibody-based products for the treatment and in vitro diagnosis of breast cancer.  All products being developed by Bio Kinetix have already demonstrated feasibility in clinical trials.  As such, product development risk and time frames to regulatory approval may be reduced.  The Bio Kinetix business model can be summarized in the following points:

  Monoclonal antibodies, as therapeutic drugs, are responsible for more pending and product approvals than any other sector of the biotechnology industry.  Most, if not all, of the technological limitations have been overcome to creating pharmaceutical products.  Similarly, in vitro diagnostic assays based upon antibodies represent the largest growth segment of the in clinical laboratory and home test markets

  "SuperAntibody" technology, being pioneered by InNexus Corporation and its partners, can greatly improve the potency of therapeutic antibody products as well as increase the sensitivity and reproducibility of antibody-based diagnostic assays through increasing the avidity (strength) of antibody binding.  We have been very successful in seeking partners for this technology platform. InNexus will manage research and development and contribute a license for the use of SuperAntibody Technology for the products listed below.

  Potential products have been generated and clinical feasibility demonstrated by Biotherapies Inc.  Biotherapies Incorporated is primarily a research and development company, focused on the human protein mammastatin as a breast cancer therapy and techniques to identify this protein.  Identification and measurement of the protein can be used as tests to identify breast cancer and determine breast cancer risk.

1.       Native (non-recombinant), mammastatin protein has been the subject of a clinical trial at the MD Anderson Cancer Center in Houston, Texas.  This trial, a Phase I, Maximum Tolerated Dose Study, enrolled 19 patients.  Compassionate use of Mammastatin was instituted in 1996 for a select group of late-stage breast cancer patients.  Results from the compassionate use of Mammastatin in the United States and Canada (38 patients) have been encouraging.

2.       The Mammastatin Serum Assay a has been developed as a method to identify breast cancer risk.  Preliminary results with serum samples from over 500 women have suggested that Mammastatin is lacking in most patients with breast cancer.  Women from high-risk families also lack serum Mammastatin.  About 16% of the rest of the women tested had low or undetectable levels of Mammastatin.  Current data suggests that these 16% represent the population at risk to develop breast cancer.

Biotherapies will be contributing an exclusive license to all of its intellectual property, when used in conjunction with Super Antibody-based technology.

  Bio Kinetix will bring together the intellectual property and clinical feasibility already demonstrated by Biotherapies with the antibody improvement technology of InNexus through exclusive licenses arrangements.

  Bio Kinetix includes as a Consultant a pioneer in the monoclonal antibody industry, Dr. Charles Morgan, who has held leadership positions in academia and government research, and who has founded 3 companies, two of which became publicly traded, NeoRx Corporation and Receptagen Corporation.

The Company has acquired exclusive rights to the use of SuperAntibody Technology for its antibody-based products while also acquiring commercial rights from Biotherapies to pursue both the diagnostic and therapeutic applications of all its intellectual property.  These partners serve both as sources of initial technologies and products and as lead partners in a research network constructed to complete commercial development of these promising Super Antibody-based products.

Bio Kinetix management and consultants have full cycle experience:

Dr. Alton C. Morgan, President of InNexus Corp., Consultant to BIO KIN

Dr. Morgan has founded three biotechnology companies, two successfully transitioning to publicly traded biotechnology companies, one in Canada, with completed integration of research and development, clinical development, GMP manufacturing, marketing and sales, and distribution functions for ethical and over the counter pharmaceuticals.  Dr. Morgan has also held leading positions at leading research organizations such as the Scripp's Research Institute in La Jolla, CA, the National Cancer Institute in Frederick, MD, and is on the faculty at the University of Washington in Seattle, WA.  Dr. Morgan has over 100 peer-reviewed publications and is named as an inventor on over 60 patents and patent applications.

Dr. John Todd, M.D., F.R.C.S., President & Chief Medical Officer

Dr. Todd is a specialist in General Surgery with experience in pharmaceutical drug development.  He has participated in mammastatin research and the clinical development of mammastatin from natural sources. Dr. Todd graduated from the University of Calgary and performed General Surgery Residency at Foothills Hospital, Holy Cross Hospital and Calgary General Hospital, Calgary, Alberta. He has an active General Surgical practice at Peace Arch Hospital in White Rock, B.C. and is a Consultant Surgeon to the Breast Health Program at the B.C. Women's Hospital.

Dr. Heinz Kohler, M.D., Ph.D., President of Immpheron, Consultant to BIO KIN

Dr. Kohler has long-standing experience in the development of antibodies, documented in over 200 peer-reviewed publications.  He has been a former Professor at the University of Chicago, the University of SUNNY at Buffalo and the University of California, San Diego, and the Director of Molecular Immunology at the Roswell Park Cancer Center.  He was instrumental in the early start-up phase IDEC Pharmaceuticals as Director of Research and is co-founder of Immpheron Inc.

Dr. Sybille Muller, Ph.D., Vice President at Immpheron, Consultant to BIO KIN

Dr. Muller has developed antibodies against HIV-1 infection and demonstrated their therapeutic potential in non-human primate studies.  She has 60 publications in the fields of Immunology and Cell Biology, and has held positions as Staff Scientist and at Assistant or Associate Professor level, respectively, at the Robert Koch - Institute, Berlin, Germany, the Roswell Park Cancer Center, Buffalo, New York, Sidney Kimmel Cancer Center, San Diego, California and at the University of Kentucky, Lexington, Kentucky.  She has also served as a Consultant at IDEC Pharmaceuticals, San Diego, CA and as a Director and Consultant of Immune Network Research, Ltd., Vancouver, BC.

Industry Partnerships and Research Collaborations:
InNexus Corp.

InNexus'mission is to become the leader in the development of a new generation of monoclonal antibodies termed "Super Antibodies" that have significantly improved therapeutic potency.  InNexus will invest its time, capital and management expertise to achieve proof of principle milestones and provide a means for its investors to realize the gain from the increase in its technology value.  InNexus already has two antibody products in development:  one for the treatment of the HIV virus and the other overcome deficits of the immune system typical of chronic viral diseases.

Biotherapies, Inc.

Biotherapies, Inc. is a cancer research and development company intent on becoming a full service biopharmaceutical company.  They are dedicated to finding new and improved cancer therapies and diagnostics to improve the quality of life and prognosis for cancer patients worldwide.

Their first product, the Mammastatin Serum Assay (MSA), has been licensed to Biomedical Diagnostics, LLC.  The MSA test is a screening tool to assess a woman's risk of getting breast cancer.  It is the only known biological indicator of breast cancer risk.  It has just become commercially available.

Biotherapies is also developing a Mammastatin therapy to treat breast cancer.  The company has isolated the protein in human tissue and tested it successfully as a breast cancer therapy.  The company is developing a recombinant version of the protein for clinical use.  Biotherapies has over four years of proof-of-concept experience demonstrating the utility of the Mammastatin therapy and diagnostic.  Furthermore, Biotherapies is leveraging its Mammastatin experience to discover other related proteins that perform similar growth inhibitory functions in other frequently cancerous tissues, such as the prostate, ovary, skin and colon.

Immpheron Inc.

Immpheron is a privately held company, founded by Heinz Kohler. Immpheron develops second-generation therapeutic antibodies using its proprietary SuperAntibody technology.  Among already developed SuperAntibodies are cell membranes penetrating antibodies that target intra-cellular structures controlling cell division and antibodies that have increased binding to tumor targets and induce potent cell suicide.

NeuGenesis Inc.

Neugenesis' proprietary technologies offer new discovery platforms to the pharmaceutical, industrial enzyme and agriculture biotechnology sectors.

Neugenesis' proprietary technologies can rapidly:

  Generate new, unique gene sequences specifying commercially valuable proteins

  Assemble combinatorial arrays for screening multi-component gene and protein variants

  Produce cell libraries expressing a wide range of recombinant protein products

All platforms have been adapted to formats suitable for high throughput screening.

These technologies are the result of the company's ability to leverage fundamental research on the filamentous fungus, Neurospora crassa, into commercial biotechnology applications.

Research and Development Plan

Operational Model

Bio Kinetix will function as a virtual research and development company, utilizing subcontractors with cutting edge technologies in selected areas. The contracts, their overview and project management have been developed and will be carried out through InNexus Corporation. Essentially, each contract will provide the necessary generation and early stage product development which will then be further developed through Contract Research Organizations (CRO) with expertise in clinical development. Bio Kinetix will cover the costs of the contracts and will retain all product rights while granting incentive arrangements and royalties to the contractors. The individual role of each company is further described below and in the accompanying.

Product Development

InNexus and its President, Dr. Charles Morgan, will serve a founding role in Bio Kinetix. InNexus has developed the partnering relationships and will manage the research and development process. The product related goals of this research include generating:

  Monoclonal antibodies to two distinct sites of mammastatin

  Anti-idiotypic antibody mimics that reproduce the activity of mammastatin

  Recombinant forms(s) of mammastatin that retain the conformation and activity of native mammastatin

  Improved in vitro diagnostic assay

With the achievement of these goals, Bio Kinetix can enter into the formal regulatory and clinical development of both an in vitro diagnostic assay and an antibody or recombinant protein therapeutic. At this stage, InNexus will employ leading CRO's with specific expertise in the product areas and a successful track record to further develop these products and gain product approvals.

In addition to management of the entire project, InNexus will also be employing its SuperAntibody technology to generate anti-idiotypic antibodies that can mimic the activity of the mammastatin molecule. The scientific basis for this capability is described in a separate document entitled SuperAntibody Technology Platform. Once an antibody is generated, other relationships of InNexus can be utilized to provide a commercializable, humanized form scaled up through proven, cost-effective suppliers. ImmPheron of Lexington, KY will carry out the generation of the anti-idiotypic antibodies.

Anti-Idiotypic Antibodies as Mimics of Mammastatin

Anti-Idiotypic antibodies are antibodies that recognize other antibodies, in fact recognize only the portions of that antibody that binds to its target antigen. There are two kinds of anti-idiotypic antibodies that are used as therapeutics. The first type is used for viruses, bacteria and tumor cells that are prone to frequent mutation. To circumvent this immune escape, this second category of anti-idiotypic antibodies were described. These anti-idiotypic antibodies can re-direct the immune system to target those escape variants of microbes or tumor cells. They accomplish this by either stimulating so-called "silent" antibody producing lymphocyte or T-cells or by suppressing lymphocytes that had become obsolete because of the emerging virus variants. This suppressive effect allows new lymphocytes to be engaged in the immune response and to attack the escape variants.

The second and more common type of anti-idiotype is a surrogate for the antigen target. These antibodies mimic the structure of an antigen and can therefore be used as vaccines to induce an immune response against the antigen present on tumors or infectious microbes. In the context of the current project, ImmPheron will be developing an anti-idiotypic-antibody, which will be directed to the antigen-combining site of an antibody to mammastatin. The resulting anti-idiotype will be a mimic of mammastatin itself and have the functional activity of mammastatin. The SuperAntibody Technology of InNexus allows for the rapid and directed development of anti-idiotypes unlike previous approaches. Details of the approach are available in the aforementioned document SuperAntibody Technology Platform.

Monoclonal Antibodies to Two Distinct Sites of Mammastatin;
Improved In Vitro Diagnostic Assay

As part of the program to develop anti-idiotypic antibodies, we will also generate antibodies to mammastatin itself. The current in vitro diagnostic assay utilizes a murine IgM antibody for detection within a sample of serum adsorbed onto nitrocellulose (dot-blot assay). We will be developing antibodies to multiple sites on the mammastatin molecule using immune complexes as immunogens in mice, a method pioneered and patented for monoclonal antibody generation by Dr. Morgan:

United States Patent	5,084,396
Morgan, Jr. , et al.	* January 28, 1992

Enhanced production of antibodies utilizing insolubilized, immune complexes
Abstract

A method for enhancing production of antibodies through immunization with insolubilized, immune complexes is disclosed. Purified antigen or heterogeneous antigen mixtures may be combined with polyclonal or monoclonal antibody and the resultant complex bound to an insolubilized, matrix to form insolubilized, immune complexes. Methods for improving the immunogenicity of a soluble antigen and for producing monoclonal anti-idiotypic antibodies are also disclosed. Monoclonal antibodies that are specific for a distinct, as yet unrecognized epitope might be produced by another disclosed method. Insolubilized, immune complexes, comprising antigen and antibody that is either directly linked to Sepharose.RTM. or absorbed onto insolubilized, protein A, and immunosorbents, comprising antibody absorbed onto insolubilized, protein A, are also disclosed.

With antibodies to at least two distinct sites available, more traditional, more sensitive and more reproducible assays can be developed. We will also be utilizing a subcontract mechanism for assay development with a leading developer. A qualitative (yes-no) assay will be developed for the home market while a quantitative assay (determining levels of mammastatin) will be developed for the clinical laboratory market. The SuperAntibody Technology will also be used to enhance the ability to detect mammastatin and increase the signal to noise ratio (positive detection to non-specific background). This is accomplished by creating a SuperAntibody to be used for detection. When the SuperAntibody binds to its target it does so with increased avidity so that it is not likely to be lost in washing steps and serves to bind multiple antibodies to each target antigen thereby increasing the signal in the assay. This property is described in more detail in the document SuperAntibody Technology Platform.

Recombinant Forms of Mammastatin

InNexus will utilize the technology platforms of NeuGenesis Corporation to create a highly active, recombinant form of mammastatin. Having such a recombinant form would allow for Bio Kinetix to create an alternative therapeutic drug to the anti-idiotypic antibodies described previously with a different set of applications and form of administration.

Biotherapies Inc. has already isolated the genes to encode for mammastatin, resulting in the filing of a number of patent applications. Although Biotherapies has attempted to produce the gene in a number of expression systems, thus far no molecule has been expressed in significant amounts that are also biologically active.

InNexus will utilize a leading developer of protein therapeutics, NeuGenesis Corporation to carry out development of a bioactive form of mammastatin.  Biotherapies research has indicated that mammastatin needs to be phosphorylated by enzyme(s) to assume an appropriate confirmation and bioactivity. NeuGenesis will use its proprietary expression system and protein evolution platform technology to achieve phosphorylation and/or an active conformation. Further details on this platform technology and their capabilities can be found at www.neugenesis.com.

 Summary

By merging a leading edge technology (SuperAnitbody Platform Technology) with a startling discovery (Mammastatin), Bio Kinetix has created a research scenario where the whole is vastly greater than the sum of its parts.  This collaboration offers a probability of success in providing a realistic solution for both the early stage diagnostic and treatment for breast cancer.

Overview of Mammastatin

Mammastatin is a 53 KD protein produced by the epithelial cells lining the mammary ducts within the breast. The inactive forms of Mammastatin are found within the cells. The active form is phosphorylated and crosses the basement membrane into the lymph. It is not secreted into the milk. The serum Mammastatin rises to a high level at the onset of menstruation and remains at this high level until the luteal phase of the cycle when the level decreases. The serum Mammastatin level decreases at the time of ovulation, and then rises again during the follicular phase. Women who are pregnant, or lactating have low levels of Mammastatin. Post-menopausal women do not have the fluctuations in the serum Mammastatin levels that are seen in pre-menopausal women.  84% of women have a baseline level of Mammastatin greater than 6 ng/ml.

In the laboratory, Mammastatin inhibits the growth of normal human breast cells and the growth of breast cancer cells. It stops the growth of these cells, but it does not kill the cells. Mammastatin injected into laboratory animals reduces the tumor load in animals that had been injected with human breast cancer cells when compared to similar animals that were not given Mammastatin.

Mammastatin is either absent (70%) or is present in the inactive form (30%) in all of the breast cancer tissue that has been tested. Mammastatin is present as an active 53 KD protein in healthy breast tissue. Evolution has developed methods to control the growth of cells in tissue so that growth only occurs when it is needed. Cancer, a disease of abnormal growth, can result from too much stimulation or from a lack of growth inhibition, or both.  Mammastatin is a normal, tissue specific, growth inhibitor. The serum Mammastatin levels are greater than 6 ng/ml in 84% of healthy women and at lower levels in 16% of women. The serum level of the 53 KD Mammastatin is low or absent in women who have breast cancer. Research to date suggests that women who have a deficiency of Mammastatin either are at risk of developing a breast cancer or have a breast cancer. The British Columbia Cancer Clinic and The Screening Mammography Program of British Columbia are preparing to conduct a long-term trial involving 20,000 women to assess the significance of serum Mammastatin levels in assessing breast cancer risk. This trial is expected to commence in either February or March of 2002.

53 KD Mammastatin will inhibit the progression of human breast cancers in the animal model system. It has been given to human volunteers in a compassionate therapy program. This was a Native Mammastatin given intravenously to patients with advanced stage IV breast cancer that had progressed while being treated with conventional therapies. These patients had a terminal status. There were no adverse reactions from the Mammastatin, and the therapeutic results were very significant.

Risk Factors

        BIO KIN is a newly formed venture that will be dependent on new business strategy.  The company's success will depend in part on its ability to deal with the problems, expenses, and delays frequently associated with establishing a new business venture and developing new technology and strategy.  BIO KIN has made no sales to date.  Losses are likely before the BIO KIN's operations will become profitable.  There can be no assurance that the BI KIN's operations will ever prove profitable.

        There is no assurance that the current funding commitments will be fulfilled and additional sources of funding will be required in the future. There can be no assurance that such financing will be available to BI KIN on attractive terms or at all.

ADDITIONAL RISKS OF ACQUISITION / BIO KIN'S BUSINESS

        Risks of Acquisition.  An Agreement has been signed between RJV and BIO KIN.  There are, however, conditions precedent to the Closing of the Acquisition, including, but limited to, the completion of due diligence to each party's satisfaction and approval by the shareholders of RJV, which may or may not be fulfilled or completed.  Accordingly, there can be no assurances that the Acquisition will in fact be consummated.

        Early Stage Business.  If the Acquisition Agreement is consummated, RJV will own the BIO KIN business and assets.  The BIO KIN business is an early stage business. BIO KIN has only one product base to develop, "Mammastatin" which is still in early stage testing.  It is not yet ready for commercial sale.  There are no orders to purchase any products.

        Competition.   BIO KIN's business faces strong competition. Competitors may include companies that are significantly larger than RJV, companies that have been in business for a longer period of time and have established relationships, companies that have competitive or possibly better technology, companies with strong management teams and access to research and development facilities, and companies that are better funded.  Accordingly, there can be no assurance that the surviving corporation will be able to achieve and maintain a competitive position in its new industry.

        Dependence on Key Personnel.   RJV will, after closing the Acquisition and thereafter for the foreseeable future, be dependent on the skills of its management team.  The loss of key personnel or an inability to attract, retain and motivate key personnel could adversely affect the business.

        Lack of Active Public Market.  RJV Common Stock is currently listed for trading on the OTC Bulletin Board, but there has been little trading.  There is currently limited public trading market for RJV Common Stock, and there can be no assurance that the public market will continue or develop.  Holders of RJV Common Stock may therefore have difficulty selling their stock.  The OTC Bulletin Board is generally considered to be less efficient than securities markets such as NASDAQ or other national exchanges.  Any market price for RJV Common Stock may not necessarily bear any relationship to Sacio's book value, assets, past operating results, financial condition or any other established criterion of value, and may not be indicative of the market price in the future.  The market price may be volatile depending on business performance, industry dynamics, news announcements, changes in general economic conditions and other factors.

        Control By Principal Stockholders. Assuming the transactions contemplated by this Proxy Statement are completed, the surviving corporation's new directors, officers, and affiliates will own in the aggregate approximately 65% of the Company Common Stock outstanding immediately after the transactions.  As a result of such ownership, the post-transaction the surviving corporation directors, officers, and affiliates will be able to, and intend to, exercise substantially complete control of the surviving corporation's affairs, including electing additional directors of the surviving corporation.  As a result of such control, a potential buyer may be deterred from trying to acquire the Company without consent of the surviving corporation officers and directors.

        Acquisition; Dilution.  The purchase price of the RJV stock in the Acquisition was reached by negotiation between the parties. These prices or values are not necessarily based on any market price, appraised value, book value, or other objective measure of value.  The current shareholders of RJV will suffer dilution of voting power and of economic percentage ownership upon closing of the Acquisition and any other share issuance, including, but not limited to management option plans, that may be instituted by management.

        Issuance of Additional Shares; Shares Eligible for Future Sale.  It is likely that future financing of the BIO KIN business will be required, which will in turn require additional share issuance.  Future issuance of the surviving corporation stock for financing or other purposes, could adversely affect any prevailing market price of the surviving corporation stock.  The issuance of such securities will result in the dilution of the voting power and other rights of existing stockholders.  After the closing of the Merger, approximately 5,718,750 shares of RJV common stock will be unrestricted, and the 16,000,000 shares to be issued in exchange for the BIO KIN shares will be restricted securities that will be available for resale later, subject to Rule 144.  As restricted securities become available for resale into the public market, it may be anticipated that the surviving corporation common stock will experience selling pressure, which may have the effect of depressing or reducing, perhaps significantly, the RJV common stock price in the market.

        Lack of Dividends.  BIO KIN has not paid any dividends on its Common Stock to date and there are no plans for paying dividends on the common stock of the surviving corporation in the foreseeable future.

ADDITIONAL RISKS OF BIO KIN AS BIOTECHNOLOGY COMPANY

None of our pharmaceutical products have received regulatory approval; if we do not receive regulatory approval, we will not be able to manufacture and market our products

               Even our most developed pharmaceutical product has yet to complete final clinical testing. We will be unable to manufacture and market our products without required regulatory approvals in the United States and other countries.  The United States government and governments of other countries extensively regulate many aspects of our products, including:

               -  testing
               -  manufacturing
               -  promotion and marketing, and
               -  exporting.

               In the United States, the Food and Drug Administration regulates pharmaceutical products under the Federal Food, Drug, and Cosmetic Act and other laws, including, in the case of biologics, the Public Health Service Act. State regulations may also affect our proposed products.

Our products will require significant additional development, including extensive preclinical and clinical testing.

               The FDA has substantial discretion in both the product approval process and manufacturing facility approval process and we cannot predict at what point, or whether, the FDA will be satisfied with our submissions or whether the FDA will raise questions which may be material and delay or preclude product approval or manufacturing facility approval.

               Given that regulatory review is an interactive and continuous process, BIO KINETIX may adopt a policy of limiting announcements and comments upon the specific details of the ongoing regulatory review of its products, subject to its obligations under the securities laws, until definitive action is taken.

Because all of our products are still in development and we have limited cash and investment balances, we will require substantial additional funds; we cannot be certain that funds will be available and, if not available, we may have to take actions which could adversely affect your rights

               If adequate funds are not available, we may have to dilute or otherwise adversely affect the rights of existing shareholders, curtail or cease operations or, in extreme circumstances, file for bankruptcy protection. We expect to spend, substantial funds in connection with:

               -  research and development relating to our products and production technologies
               -  scale-up of our production capabilities
               -  extensive human clinical trials and
               -  protection of our intellectual property.

           We continue to evaluate strategic alliances, potential partnerships and financing arrangements which would further strengthen our competitive position and provide additional funding. However, we cannot assure you that:

               -  operations will generate meaningful funds
               -  additional agreements for product development funding can be reached
               -  strategic alliances can be negotiated or
               -  adequate additional financing will be available for us to finance our own development on acceptable terms, if at all.

Because all of our products are still in development, we expect to sustain losses in the future.

               Because all of our products are still in development, our marketing experience and expertise are limited. Consequently, we may be dependent to a large extent upon the marketing capabilities of partners we have yet to find. As of the date of this prospectus, we have not entered into any marketing agreements regarding our products. Although we continue to evaluate strategic alliances and potential partnerships, we cannot predict whether or when any such alliances or partnerships will be entered into.

If any of our products receives regulatory approval, we may not be able to acquire manufacturing capacity sufficient to meet market demand

               We have never commercially introduced any pharmaceutical products. We cannot assure you that the can partner with or build manufacturing facilities with sufficient capacity to manufacture quantities of our products to meet market demand. Also, if we need manufacturing facilities to meet market demand, we cannot assure you that we will successfully obtain those facilities.

               We cannot assure you that developments by others will not render our products or technologies obsolete or uncompetitive. Technologies developed and utilized by the biotechnology and pharmaceutical industries are continuously and substantially changing. Competition in the areas of genetically-engineered Protein-based and antibody-based technologies is intense and expected to increase in the future as a number of established biotechnology firms and large chemical and pharmaceutical companies advance in these fields. Many of these competitors may be able to develop products and processes competitive with or superior to our own for many reasons, including that they may have:

               -  significantly greater financial resources
               -  larger research and development and marketing staffs
               -  larger production facilities
               -  entered into arrangements with, or acquired, biotechnology companies to enhance their capabilities or
               -  extensive experience in preclinical testing and human clinical trials.

               These factors may enable others to develop products and processes competitive with or superior to our own. In addition, a significant amount of research in biotechnology is being carried out in universities and other non-profit research organizations. These entities are becoming increasingly interested in the commercial value of their work and may become more aggressive in seeking patent protection and licensing arrangements.

If we do business internationally, we will be subject to additional political, economic and regulatory uncertainties

               We cannot assure you that we will be able to successfully operate in any foreign market. We believe that, because the pharmaceutical industry is global in nature, international activities will be a significant part of our future business activities and that, when and if we are able to generate income, a substantial portion of that income will be derived from product sales and other activities outside the United States. Foreign regulatory agencies often establish standards different from those in the United States, and an inability to obtain foreign regulatory approvals on a timely basis could have an adverse effect on our business. International operations may be limited or disrupted by:

               -  imposition of government controls
               -  export license requirements
               -  political or economic instability
               -  trade restrictions
               -  changes in tariffs
               -  restrictions on repatriating profits
               -  taxation and
               -  difficulties in staffing and managing international operations.

               Also, our business may be adversely affected by fluctuations in currency exchange rates.

Because we may engage in human testing, we are exposed to an increased risk of product liability claims, which would have an adverse effect on our business

               The testing and marketing of medical products entails an inherent risk of allegations of product liability. We currently have no insurance for our clinical trials. We may seek to obtain insurance, if needed, if and when our products are commercialized; however, we cannot assure you that adequate insurance coverage will be available or be available at acceptable costs or that a product liability claim would not materially adversely affect our business.

Because we have no history of profitability and because the biotechnology sector has been characterized by highly volatile stock prices, announcements we make and general market conditions for biotechnology stocks could result in a sudden change in the value of our stock

               As a biopharmaceutical company, we will likely experience significant volatility in our common shares. Fluctuations in our operating results and general market conditions for biotechnology stocks could have a significant impact on the volatility of our common share price. Factors contributing to such volatility include:

               -  results of preclinical studies and clinical trials,
               -  evidence of the safety or effectiveness of our products,
               -  announcements of new collaborations,
               -  failure to enter into collaborations,
               -  our funding requirements and the terms of our financing arrangements,
               -  announcements of technological innovations or new indications for our products,
               -  government regulations,
               -  developments in patent or other proprietary rights, and
               -  developments regarding other participants in the biotechnology and pharmaceutical industries.

Our business is at an early stage of development. Our ability to produce products that progress to and through clinical trials is subject to our ability to, among other things:

               -  to have success with our research and development efforts;
               -  select therapeutic compounds for development;
               -  obtain the required regulatory approvals; and
               -  manufacture and market resulting products.

               Our products will require significant preclinical and clinical testing prior to regulatory approval in the United States and elsewhere. In addition, we will also need to determine whether any of these potential products can be manufactured in commercial quantities at an acceptable cost. Our efforts may not result in a product that can be marketed. Because of the significant scientific, regulatory and commercial milestones that must be reached for any of our research programs to be successful, any program may be abandoned, even after significant resources have been expended.

                 We may never receive material revenues from product sales or if we do receive revenues, such revenues may not be sufficient to continue or expand our research activities and otherwise sustain our operations.

  We will need additional capital to conduct our operations and develop our products, and our ability to obtain the necessary funding is uncertain.

                 We intend to acquire additional funding through strategic collaborations, public or private equity financings, capital lease transactions or other financing sources that may be available. Additional financing may not be available on acceptable terms, or at all. Additional equity financings could result in significant dilution to stockholders. Further, in the event that additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize ourselves. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs, each of which could have a material adverse effect on our business.

                 Mammastatin, and other compounds we may identify and develop as therapeutics, may prove to have undesirable and unintended side effects or other characteristics adversely affecting its safety or efficacy that would likely prevent or limit its commercial use. Accordingly, it may not be appropriate for us to proceed with clinical development, to obtain regulatory approval or to market Mammastatin-based therapeutics and diagnostics for the treatment of cancer. If we abandon our research for cancer treatment for any of these reasons, or for other reasons, our business prospects would be materially and adversely affected.

               The pharmaceutical and biotechnology industries are intensely competitive. We believe that other pharmaceutical and biotechnology companies and research organizations currently engage in or have in the past engaged in efforts related protein based therapeutics for breast cancer. In addition, other products and therapies that could compete directly with the products that we are seeking to develop and market currently exist or are being developed by pharmaceutical and biopharmaceutical companies and by academic and other research organizations.

                 Many companies are also developing alternative therapies to treat cancer and, in this regard, are competitors of ours. Many of the pharmaceutical companies developing and marketing these competing products have significantly greater financial resources and expertise than we do in:

                 -  research and development;
               -  manufacturing;
               -  preclinical and clinical testing;
               -  obtaining regulatory approvals; and
               -  marketing.

               Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Academic institutions, government agencies and other public and private research organizations may also conduct research, seek patent protection and establish collaborative arrangements for research, clinical development and marketing of products similar to ours. These companies and institutions compete with us in recruiting and retaining qualified scientific and management personnel as well as in acquiring technologies complementary to our programs. There is also competition for access to libraries of compounds to use for screening. Should we fail to secure and maintain access to sufficiently broad libraries of compounds for screening potential targets, our business would be materially harmed.

                 In addition to the above factors, we expect to face competition in the following areas:

               -  product efficacy and safety;
               -  the timing and scope of regulatory consents;
               -  availability of resources;
               -  reimbursement coverage;
               -  price; and
               -  patent position, including potentially dominant patent positions of others.

                 As a result of the foregoing, our competitors may develop more effective or more affordable products, or achieve earlier patent protection or product commercialization than we do. Most significantly, competitive products may render the products that we develop obsolete.

Entry into clinical trials with one or more products may not result in any commercially viable products.

                 We may not generate any significant revenues from product sales for a period of several years. We may never generate revenues from product sales or become profitable because of a variety of risks inherent in our business, including risks that:

               -  clinical trials may not demonstrate the safety and efficacy of our products;
               -  completion of clinical trials may be delayed, or costs of clinical trials may exceed anticipated amounts;
               -  we may not be able to obtain regulatory approval of our products, or may experience delays in obtaining such approvals;
               -  we may not be able to manufacture our drugs economically on a commercial scale;
               -  we and our licensees may not be able to successfully market our products;
               -  physicians may not prescribe our products, or patients may not accept such products;
               -  others may have proprietary rights which prevent us from marketing our products; and
               -  competitors may sell similar, superior or lower-cost products.

Impairment of our intellectual property rights may limit our ability to pursue the development of our intended technologies and products.

                 Our success will depend on our ability to obtain and enforce patents for our discoveries and licenses; however, legal principles for biotechnology patents in the United States and in other countries are not firmly established and the extent to which we will be able to obtain patent coverage is uncertain.

               Protection of our proprietary compounds and technology is critically important to our business. Our success will depend in part on our ability to obtain and enforce our patents and maintain trade secrets, both in the United States and in other countries. The patent positions of pharmaceutical and biopharmaceutical companies, including ours, are highly uncertain and involve complex legal and technical questions. We may not continue to develop products or processes that are patentable, and it is possible that patents will not issue from any of our pending applications, including allowed patent applications. Further, our current patents, or patents that issue on pending applications, may be challenged, invalidated or circumvented, and our current or future patent rights may not provide proprietary protection or competitive advantages to us. In the event that we are unsuccessful in obtaining and enforcing patents, our business would be negatively impacted.

                 Patent applications in the United States are maintained in secrecy until patents issue. Publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by at least several months and sometimes several years. Therefore, the persons or entities that we or our licensors name as inventors in our patents and patent applications may not have been the first to invent the inventions disclosed in the patent applications or patents, or file patent applications for these inventions. As a result, we may not be able to obtain patents from discoveries that we otherwise would consider patentable and that we consider to be extremely significant to our future success.

                 Patent prosecution or litigation may also be necessary to obtain patents, enforce any patents issued or licensed to us or to determine the scope and validity of our proprietary rights or the proprietary rights of another. We may not be successful in any patent prosecution or litigation. Patent prosecution and litigation in general can be extremely expensive and time consuming, even if the outcome is favorable to us. An adverse outcome in a patent prosecution, litigation or any other proceeding in a court or patent office could subject our business to significant liabilities to other parties, require disputed rights to be licensed from other parties or require us to cease using the disputed technology.

If we fail to meet our obligations under license agreements, we may face loss of our rights to key technologies on which our business depends.

                 Our business depends on our three core technologies, each of which is based in part on patents licensed from third parties. Those third-party license agreements impose obligations on us, such as payment obligations and obligations to diligently pursue development of commercial products under the licensed patents. If a licensor believes that we have failed to meet our obligations under a license agreement, the licensor could seek to limit or terminate our license rights, which would most likely lead to costly and time-consuming litigation. During the period of any such litigation our ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If our license rights were ultimately lost, our ability to carry on our business based on the affected technology platform would be severely affected.

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

               Our business may bring us into conflict with our licensees, licensors, or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management's time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant effect on our business.

               Our commercial success depends significantly on our ability to operate without infringing patents and proprietary rights of others. Our technologies may infringe the patents or proprietary rights of others. In addition, we may become aware of discoveries and technology controlled by third parties that are advantageous to our research programs. In the event our technologies do infringe on the rights of others or we require the use of discoveries and technology controlled by third parties, we may be prevented from pursuing research, development or commercialization of potential products or may be required to obtain licenses to these patents or other proprietary rights or develop or obtain alternative technologies. We may not be able to obtain alternative technologies or any required license on commercially favorable terms, if at all. If we do not obtain the necessary licenses or alternative technologies, we may be delayed or prevented from pursuing the development of some potential products. Our failure to obtain alternative technologies or a license to any technology that we may require to develop or commercialize our products will significantly and negatively affect our business.

               Patent law relating to the scope and enforceability of claims in the technology fields in which we operate is still evolving, and the degree of future protection for any of our proprietary rights is highly uncertain. In this regard, patents may not issue from any of our patent applications or patents may be found to be invalid by a court. In addition, our success may become dependent on our ability to obtain licenses for using the patented discoveries of others. Furthermore, others may independently develop similar or alternative technologies, duplicate our technologies or design around the patented technologies we have developed. In the event that we are unable to acquire licenses to critical technologies that we cannot patent ourselves, we may be required to expend significant time and resources to develop alternative technology, and we may not be successful in this regard. If we cannot acquire or develop the necessary technology, we may be prevented from pursuing some of our business objectives. Moreover, one or more of our competitors could acquire or license the necessary technology. Any of these events could materially harm our business.

Much of the information and know-how that is critical to our business may not be patentable and we may not be able to prevent others from obtaining this information and establishing competitive enterprises.

               We may sometimes rely on trade secrets to protect our proprietary technology, especially in circumstances in which patent protection is not believed to be appropriate or obtainable. We attempt to protect our proprietary technology in part by confidentiality agreements with our employees, consultants, collaborators and contractors. We cannot assure you that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently discovered by competitors, any of which would harm our business significantly.

We depend on our collaborators to help us complete the process of developing and testing our products and our ability to develop and commercialize products may be impaired or delayed if our collaborative partnerships are unsuccessful.

               Our strategy for the development, clinical testing and commercialization of our products requires entering into collaborations with corporate partners, licensors, licensees and others. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators' resources that will be devoted to our research activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

               We rely extensively and have relationships with scientific advisors at academic and other institutions, some of whom conduct research at our request. These scientific advisors are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these advisors and, except as otherwise required by our collaboration and consulting agreements, can expect only limited amounts of their time to be dedicated to our activities. If our scientific advisors are unable or refuse to contribute to the development of any of our potential discoveries, our ability to generate significant advances in our technologies will be significantly harmed.

The loss of key personnel could slow our ability to conduct research and develop products.

               Our future success depends to a significant extent on the skills, experience and efforts of our executive officers and key members of our partners' scientific staff. Competition for personnel is intense and we or our partners may be unable to retain our current personnel or attract or assimilate other highly qualified management and scientific personnel in the future. The loss of any or all of these individuals could harm our business and might significantly delay or prevent the achievement of research, development or business objectives.

               We also rely on consultants and advisors, including the members of our Scientific Advisory Board, who assist us in formulating our research and development strategy. We face intense competition for qualified individuals from numerous pharmaceutical, biopharmaceutical and biotechnology companies, as well as academic and other research institutions. We may not be able to attract and retain these individuals on acceptable terms. Failure to do so would materially harm our business.

We may not be able to obtain or maintain sufficient insurance on commercially reasonable terms or with adequate coverage against potential liabilities in order to protect ourselves against product liability claims.

               Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of human therapeutic and diagnostic products. We may become subject to product liability claims if the use of our products is alleged to have injured subjects or patients. This risk exists for products tested in human clinical trials as well as products that are sold commercially. We currently have no clinical trial liability insurance and we may not be able to obtain and maintain this type of insurance for any of our clinical trials. In addition, product liability insurance is becoming increasingly expensive. As a result, we may not be able to obtain or maintain product liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities which could have a material adverse effect on us.

Because we or our collaborators must obtain regulatory approval to market our products in the United States and foreign jurisdictions, we cannot predict whether or when we will be permitted to commercialize our products.

               Federal, state and local governments in the United States and governments in other countries have significant regulations in place that govern many of our activities. The preclinical testing and clinical trials of the products that we develop ourselves or that our collaborators develop are subject to extensive government regulation and may prevent us from creating commercially viable products from our discoveries. In addition, the sale by us or our collaborators of any commercially viable product will be subject to government regulation from several standpoints, including the processes of:

               -  manufacturing;
               -  advertising and promoting;
               -  selling and marketing;
               -  labeling; and
               -  distributing.

              We may not obtain regulatory approval for the products we develop and our collaborators may not obtain regulatory approval for the products they develop. Regulatory approval may also entail limitations on the indicated uses of a proposed product. Because certain of our product candidates involve the application of new technologies and may be based upon a new therapeutic approach, such products may be subject to substantial additional review by various government regulatory authorities, and, as a result, we may obtain regulatory approvals for such products more slowly than for products based upon more conventional technologies. If, and to the extent that, we are unable to comply with these regulations, our ability to earn revenues will be materially and negatively impacted.

               The regulatory process, particularly for biopharmaceutical products like ours, is uncertain, can take many years and requires the expenditure of substantial resources. Any product that we or our collaborative partners develop must receive all relevant regulatory agency approvals or clearances, if any, before it may be marketed in the United States or other countries. Generally, biological drugs and non-biological drugs are regulated more rigorously than medical devices. In particular, human pharmaceutical therapeutic products are subject to rigorous preclinical and clinical testing and other requirements by the Food and Drug Administration in the United States and similar health authorities in foreign countries. The regulatory process, which includes extensive preclinical testing and clinical trials of each product in order to establish its safety and efficacy, is uncertain, can take many years and requires the expenditure of substantial resources.

               Data obtained from preclinical and clinical activities is susceptible to varying interpretations t at could delay, limit or prevent regulatory agency approvals or clearances. In addition, delays or rejections may be encountered as a result of changes in regulatory agency policy during the period of product development and/or the period of review of any application for regulatory agency approval or clearance for a product. Delays in obtaining regulatory agency approvals or clearances could:

               -  significantly harm the marketing of any products that we or our collaborators develop;
               -  impose costly procedures upon our activities or the activities of our collaborators;
               -  diminish any competitive advantages that we or our collaborative partners may attain; or
               -  adversely affect our ability to receive royalties and generate revenues and profits.

               Even if we commit the necessary time and resources, economic and otherwise, the required regulatory agency approvals or clearances may not be obtained for any products developed by or in collaboration with us. If regulatory agency approval or clearance for a new product is obtained, this approval or clearance may entail limitations on the indicated uses for which it may be marketed that could limit the potential commercial use of the product. Furthermore, approved products and their manufacturers are subject to continual review, and discovery of previously unknown problems with a product or its manufacturer may result in restrictions on the product or manufacturer, including withdrawal of the product from the market. Failure to comply with regulatory requirements can result in severe civil and criminal penalties, including but not limited to:

               -  recall or seizure of products;
               -  injunction against manufacture, distribution, sales and marketing; and
               -  criminal prosecution.

               The imposition of any of these penalties could significantly impair our business, financial condition and results of operations.

To be successful, our products must be accepted by the health care community, which can be very slow to adopt or unreceptive to new technologies and products.

               Our products and those developed by our collaborative partners, if approved for marketing, may not achieve market acceptance since physicians, patients or the medical community in general may decide to not accept and utilize these products. The products that we are attempting to develop may represent substantial departures from established treatment methods and will compete with a number of traditional drugs and therapies manufactured and marketed by major pharmaceutical companies. The degree of market acceptance of any of our developed products will depend on a number of factors, including:

               -  our establishment and demonstration to the medical community of the clinical efficacy and safety of our product candidates;
               -  our ability to create products that are superior to alternatives currently on the market;
               - our ability to establish in the medical community the potential advantage of our treatments over alternative treatment methods; and
               -  reimbursement policies of government and third-party payors.

               If the health care community does not accept our products for any of the foregoing reasons, or for any other reason, our business would be materially harmed.

The reimbursement status of newly-approved health care products is uncertain and failure to obtain reimbursement approval could severely limit the use of our products.

               Significant uncertainty exists as to the reimbursement status of newly approved health care products, including pharmaceuticals. If we fail to generate adequate third party reimbursement for the users of our potential products and treatments, then we may be unable to maintain price levels sufficient to realize an appropriate return on our investment in product development.

               In both domestic and foreign markets, sales of our products, if any, will depend in part on the availability of reimbursement from third-party payors, examples of which include:

               -  government health administration authorities;
               -  private health insurers;
               -  health maintenance organizations; and
               -  pharmacy benefit management companies.

               Both federal and state governments in the United States and foreign governments continue to propose and pass legislation designed to contain or reduce the cost of health care through various means. Legislation and regulations affecting the pricing of pharmaceuticals and other medical products may change or be adopted before any of our potential products are approved for marketing. Cost control initiatives could decrease the price that we receive for any product we may develop in the future. In addition, third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services and any of our potential products and treatments may ultimately not be considered cost effective by these third parties. Any of these initiatives or developments could materially harm our business.

RJV NETWORK, INC.

THIS IS YOUR PROXY CARD

RJV Network, Inc.
c/o Edward Velton
10655 NE 4th Street, Suite 300
Bellevue, WA 98004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Edward Velton as proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on this proxy, all the shares of common stock of RJV Network, Inc. ("RJV") held by the undersigned at the Special Meeting of Stockholders to be held on May 27, 2002 or any adjournment thereof.

            This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted for Proposals 1 through 5.

            1.         For stockholders of RJV to consider and vote upon a proposal to approve the Acquisition Agreement and Plan of Reorganization dated April 15, 2002 by and among RJV, on the one hand, and Bio Kinetix Research, Inc. an Alberta corporation ("BIO KIN"), and the shareholders of BIO KIN, on the other hand (the "Acquisition Agreement") and each of the related transactions, whereby RJV will acquire, and hold as a wholly owned subsidiary, BIO KIN (the "Acquisition") on the terms and conditions set forth in the Acquisition Agreement, a copy of which is attached to the Proxy Statement as Exhibit A.  The Acquisition Agreement calls for the issuance of one share of RJV common stock, par value $0.001 per share in exchange for each one share of the issued and outstanding common stock, no par value, of BIO KIN.

      _____  FOR                                         _____  WITHHOLD AUTHORITY

2.                   For stockholders of RJV to consider and vote upon a proposal to approve the change in the name ("Name Change") of RJV to "Bio Kinetix Research, Inc." The proposed name change for RJV will provide association of the post-merger company with the name of its primary business subsidiary.

      _____  FOR                                         _____  WITHHOLD AUTHORITY

3.                   For stockholders to consider and vote upon a proposal to elect Dr. John Todd, Mike Muzylowski, R. L. (Dick) Richards, and Fred Whitaker as the directors of RJV.

      _____  FOR                                         _____  WITHHOLD AUTHORITY

4.                   For stockholders to consider and vote upon a proposal to approve a covenant not to perform a reverse stock split of the RJV stock without 100% shareholder approval for a period of two years from the date of the exchange agreement (the "Two Year Covenant").

      _____  FOR                                         _____  WITHHOLD AUTHORITY

            5.         Transact such other business as may properly come before the Special Meeting or any adjournment thereof.

      _____  FOR                                         _____  WITHHOLD AUTHORITY

Dated: ________________                             _____________________________
                                                                        Signature

                                                                        _____________________________
                                                                        Print Name(s)

                                                                        _____________________________
                                                                        Signature if held jointly

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TO THE COMPANY:

 RJV NETWORK, INC.
c/o Edward Velton
10655 NE 4th Street, Suite 300
Bellevue, WA 98004

AS SOON AS POSSIBLE.  THANK YOU.

ATTACHMENT A

ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION

This Acquisition Agreement ("Agreement"), effective as of April 20, 2002, is made by and between RJV Network, Inc. ("RJV" or "BUYER"), the acquiring entity, on the one hand, and Bio Kinetix Research, Inc. ("BIO-KIN"), the entity being acquired, and all the shareholders of BIO-KIN (the "SELLERS" or "BIO-KIN Shareholder(s)"), as listed on attached Exhibit A, on the other hand.

Recitals

WHEREAS, BIO-KIN has developed certain business plans, strategies, and strategic business relationships (the "BIO-KIN Business Plan"); and

WHEREAS, BIO-KIN and the SELLERS are desirous to merge BIO-KIN (the "Merger") with a company that is listed on the NASDAQ OTC Bulletin Board ("OTC-BB") and is established as a public reporting company with the United States Securities and Exchange Commission ("SEC") in a transaction meant to qualify as a "tax-free" reorganization under section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended; and,

WHEREAS, RJV is a publicly traded company listed on the OTC-BB that has established itself as a reporting company with the SEC; and,

WHEREAS, RJV is desirous of entering into a reverse acquisition of BIO-KIN in order to pursue the BIO-KIN Business Plan thus far established; and,

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and also to prescribed conditions to the Merger.

Agreement

NOW, WHEREFORE, in consideration of the representations, warranties, agreements, and mutual covenants set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1.      EXCHANGE OF STOCK.

1.1   Number of Shares. Each BIO-KIN Shareholder agrees to transfer to RJV at the Closing (defined below), the number of shares of common stock of BIO-KIN, no par value per share, shown opposite his or her name in Exhibit A in exchange for the number of common stock of RJV (RJV Shares), $0.001 par value, as shown against his name in Exhibit A.   The aggregate number of shares in BIO-KIN (BIO-KIN Shares) to be transferred to RJV shall be 16,000,000 and the aggregate number of RJV Shares to be issued to BIO-KIN Shareholders in exchange for the BIO-KIN Shares shall be 16,000,000 RJV Shares, $0.001 par value, as provided in paragraph 1.5 below.

1.2   Exchange of Certificates. Each and every holder of an outstanding certificate or certificates theretofore representing shares of BIO-KIN common stock shall surrender such certificate(s) for cancellation to RJV, and shall receive in exchange a certificate or certificates representing the number of full shares of RJV Shares into which the shares of BIO-KIN common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of BIO-KIN shares by the BIO-KIN Shareholder(s) shall be effected by the delivery to RJV at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank. The BIO-KIN Shares transferred herein shall represent all the issued and outstanding shares of BIO-KIN, including all warrants, options, stock rights and all other securities of BIO-KIN owned by the Shareholder, if any.

1.3   Fractional Shares. Fractional shares of RJV Shares shall not be issued, but in lieu thereof RJV shall round up fractional shares to the next highest whole number.

1.4   Further Assurances. At the Closing and from time to time thereafter, the BIO-KIN Shareholders shall execute such additional instruments and take such other action as may be required to sell, transfer, and assign the transferred stock to RJV and to confirm RJV' title thereto.

1.5   Securities Exchanged. The securities of BIO-KIN owned by each BIO-KIN Shareholder, and the relative securities of RJV for which they will be exchanged, as at the date hereof, are set out in Exhibit A.

1.6   Shares Cancelled.  All but 20,000 shares, in aggregate, of the total RJV common shares held by the current officers and directors of RJV shall be cancelled at the Closing.

1.7   Securities Outstanding After Closing. Immediately following the Closing, there will be issued and outstanding in RJV, 21,738,750 common shares, par value $0.001.  The respective shareholdings of the directors, shareholders each holding more than 10% of the total issued and paid-up share capital of RJV (Affiliate), and the key management employees of BIO-KIN at Closing will be as set out in Exhibit J.

2.       EXCHANGE OF OTHER SECURITIES.

2.1   Save in respect of the BIO-KIN Shares, there are no outstanding warrants, options, stock rights, or other securities of BIO-KIN that are subject to exchange under Sections 1.1 and 1.5.

3.      CLOSING.

3.1   The closing contemplated herein (Closing) shall be held on such date falling on or before May 31, 2002 as the parties may agree at the offices of BIO-KIN at Suite 1500-885 West Georgia Street, Vancouver, BC V6C 3E8, unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

3.2   Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

3.3   The Merger.  Subject to the terms and conditions of this Agreement, upon the Closing BIO-KIN shall be acquired by and become a wholly owned subsidiary of RJV in accordance with the General Corporate Law of the State of Nevada.

3.4  Filings.  Upon the Closing, RJV will file, or caused to be filed, if and where necessary, articles of merger and make and/or cause to be made all other filings or recordings required by Nevada Law in connection with the Merger with the Secretary of State of Nevada, which articles of merger and other filings and recordings shall be in the form required by and executed in accordance with the applicable provisions of Nevada Law.  The Merger shall become effective at the time the articles of merger for such Merger are duly filed with the Secretary of State of Nevada or at such later time as may be designated in the articles of merger, if any.

3.5  Directors and Officers.  From and after the Closing, until successors are duly elected or appointed and qualified in accordance with applicable law, Dr. John Todd, Mike Muzylowski, Dick Richards, and Fred Whitaker shall be the elected directors of RJV.

3.6  No Roll-Back of Shares.  From and after Closing, RJV shall not roll-back or reverse-split its   shares for a period two years without the approval of shareholders representing 100% of the then issued and outstanding shares.

3.7   No Registration of Shares for Sale.  For a period of one year from the date of Closing, RJV shall not register, or have registered on its behalf, with the SEC, any shares of RJV (or the Surviving Entity) common stock for public sale.

4.       UNEXCHANGED CERTIFICATES.

Until surrendered, each outstanding certificate that prior to the Closing represented BIO-KIN common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of RJV common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of BIO-KIN common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

5.       REPRESENTATIONS AND WARRANTIES OF BIO-KIN.

BIO-KIN represents and warrants the following:

5.1   Corporate Status. BIO-KIN is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Alberta, Canada and is licensed or qualified as a foreign corporation in all jurisdictions in which it carries on business and in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

5.2   Capitalization. The authorized capital stock of BIO-KIN consists of an unlimited number of shares of common stock, no par value, of which 16,000,000 shares are issued and outstanding, all duly authorized, validly issued, fully paid and non-assessable. BIO-KIN has not issued or granted, or agreed to issue or grant, any warrants, options, stock rights or other securities.

5.3   Subsidiaries. BIO-KIN holds interest in no subsidiaries.

5.4   Financial Statements. All financial statements of BIO-KIN from its inception to and including the close as of March 31, 2002, and including audited financial statements if available, were, or will be by the Close, furnished to RJV and such statements accurately and fairly present the financial position of BIO-KIN as of the respective dates of such financial statements, and the results of its operations for the respective periods indicated computed on the basis used for filing BIO-KIN's federal tax returns, consistently applied. BIO-KIN will deliver to RJV, within 45 days following the Closing, audited financial statements for the period from inception through December 31, 2001 and through March 31, 2002.

5.5   Undisclosed Liabilities. BIO-KIN has no liabilities of any nature, except to the extent indicated on Exhibit C, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due.

5.6   Litigation. There is no litigation or proceeding pending, or to BIO-KIN's knowledge threatened, against or relating to BIO-KIN, its properties or business.

5.7   Contracts. BIO-KIN is not a party to any material contracts other than those listed on Exhibit B.

5.8   No Violation. Execution of this Agreement and performance by BIO-KIN hereunder will have been duly authorized by all requisite corporate action on the part of BIO-KIN, and this Agreement constitutes a valid and binding obligation of BIO-KIN, performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of BIO-KIN is subject or by which BIO-KIN is bound.

5.9   Taxes. BIO-KIN has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. BIO-KIN has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of BIO-KIN and are reflected in the financial statements furnished hereto.

5.10            Corporate Authority. BIO-KIN has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

5.11            Access to Records. From the date of this Agreement to the Closing, BIO-KIN will, subject to the obligation of RJV in paragraph 7.15 below, (1) give to RJV and its representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that RJV may inspect and audit them and (2) furnish such information concerning BIO-KIN's properties and affairs as RJV may reasonably request.

5.12            Confidentiality. Until the Closing (and permanently if there is no Closing), BIO-KIN and the BIO-KIN Shareholder(s) will keep confidential any information that they obtain from RJV concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, BIO-KIN and the BIO-KIN Shareholder will return to RJV all written matter with respect to RJV obtained by them in connection with the negotiation or consummation of this Agreement.

5.13            Compliance with Securities Laws. Now and following the Business Combination, as applicable, BIO-KIN represents and warrants that:

A.     BIO-KIN and its affiliates will at all times observe and comply with Federal and State securities laws, rules and regulations incident to the issuance and trading of the securities of RJV and will take all steps reasonably required within its control to prohibit any persons, whether or not affiliated with BIO-KIN, from engaging in any transactions in contravention of such laws, rules and regulations.

B.     BIO-KIN and its affiliates will furnish all information and documents concerning it and its affiliates required for the preparation and filing of a Form 8-K and Form 10Q by RJV and will assure that such information is complete and accurate and does not contain any material misstatement or omit any material information.  Toward that end, BIO-KIN and its affiliates will timely provide all requested information and documents, including officers' and directors' questionnaires.

C.     BIO-KIN and its affiliates will not at any time knowingly engage in any activity which would constitute a prohibited market manipulation of the securities of RJV and will take all steps reasonably required within its control to prohibit any officer, director, other affiliate, agent or employee from engaging in such conduct.

D.     For not less than 36 months following the Close, RJV will timely make all required Federal, state and other filings necessary to allow the public trading of the Company's securities and, if the Company's securities are then quoted on the Nasdaq Stock Market or listed on any regional or national exchange, will take all actions necessary to maintain such status for the Company's securities.

6.      REPRESENTATIONS AND WARRANTIES OF THE BIO-KIN SHAREHOLDERS.

 The BIO-KIN Shareholders, represent and warrant as follows:

6.1   Title to Shares. Each BIO-KIN Shareholder is the owner, free and clear of any liens and encumbrances, of the number of BIO-KIN shares which are listed in Exhibit A and which he has contracted to exchange and which together represent all the issued and outstanding shares of BIO-KIN.

6.2   Litigation. There is no litigation or proceeding pending, or to the BIO-KIN Shareholder's knowledge threatened, against or relating to shares of BIO-KIN held by the BIO-KIN Shareholder.

6.3 No Approval.  The BIO-KIN Shareholders understand that the shares to be received from RJV have not been approved or disapproved by the SEC or any state securities agencies.

6.4 Investment Intent.  BIO-KIN Shareholders are acquiring the RJV common shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of the Securities Act, the Exchange Act, or any other applicable state securities acts.

6.5 Speculative Nature.  BIO-KIN Shareholders understand the speculative nature and risks associated with RJV and confirm that RJV Shares are suitable and consistent with his or her investment program and that his or her financial position enables him or her to bear the risks of this investment and that there may not be any public market for RJV Shares.

 6.6 Information.  BIO-KIN Shareholders have been provided with all the information requested of RJV and with all information needed by them to make an informed decision with respect to the RJV Common Shares.

7.      REPRESENTATIONS AND WARRANTIES OF RJV.

 RJV represents and warrants as follows:

7.1   Corporate Status. RJV is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

7.2   Capitalization. The authorized capital stock of RJV consists of 75,000,000 shares of common stock, $0.001 par value per share, of which 15,093,750 shares are issued and outstanding, all fully paid and non-assessable.

7.3   Subsidiaries. RJV has no subsidiaries.

7.4   Public Company. RJV filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, a registration statement on Form 10-SB and received clearance from the SEC on its FORM 10SB during August, 2001, voluntarily registering as a publicly reporting company.

7.5   Public Filings. RJV has timely filed all reports required to be filed by it under Section 13 of the Securities Exchange Act of 1934.

7.6   Financial Statements. The unaudited financial statements of RJV as of March 31, 2002 and the audited financial statements of RJV as of December 31, 2001, or such other period as are acceptable to BIO-KIN ("RJV's Financial Statements"), and furnished to BIO-KIN are correct and fairly present the financial condition of RJV as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

7.7   Undisclosed Liabilities. RJV had no liabilities of any nature except to the extent reflected or reserved against in RJV's Financial Statements, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and RJV's accounts receivable, if any, are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefore in RJV's Financial Statements.

7.8   Absence of Material Changes. Between the date of RJV's Financial Statements and the date of Closing, there have not been, except as set forth in a list certified by the president of RJV and delivered to BIO-KIN, (1) any changes in RJV's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse; (2) any damage, destruction, or loss of or to RJV's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect of RJV's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock;  (4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees; or (5) any other changes which may have a material adverse effect on RJV's financial position, condition, business or operations.

7.9   Litigation. There is no litigation or proceeding pending, or to RJV's knowledge threatened, against or relating to RJV, its properties or business, except as set forth in a list certified by the president of RJV and delivered to BIO-KIN.

7.10  Contracts. RJV is not a party to any material contract other than those listed on Exhibit D attached hereto.

7.11   No Violation. Execution of this Agreement and performance by RJV hereunder has been, or will be by Closing, duly authorized by all requisite corporate action on the part of RJV, and this Agreement constitutes a valid and binding obligation of RJV, performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of RJV is subject or by which RJV is bound.

7.12   Taxes. RJV has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. RJV has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of RJV and are reflected in the financial statements furnished hereto.  There is no action, suit, proceeding, investigation, audit or claim now proposed or pending against or threatened, with respect to RJV in respect of any tax obligation, there are no liens for taxes upon the assets of RJV and RJV has not requested any extension of time within which to file any return.

7.13   Title to Property. RJV has good and marketable title to all properties and assets, real and personal, reflected in RJV's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and RJV's properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.  The properties and assets of RJV described in RJV's Financial Statements are the only properties or assets required for RJV to carry on its business, as such business has been represented to BIO-KIN and the BIO-KIN Shareholders.

7.14     Corporate Authority. RJV has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

7.15    Confidentiality. Until the Closing (and permanently if there is no Closing), RJV and its representatives will keep confidential any information, except that information needed to be filed in 14A filings with the SEC, they obtain from BIO-KIN concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, RJV will return to BIO-KIN all written matter with respect to BIO-KIN obtained by it in connection with the negotiation or consummation of this Agreement.

7.16      Investment Intent. RJV is acquiring the BIO-KIN shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and RJV has no commitment or present intention to sell or otherwise dispose of its stock.

7.17            No Approval and Access to Information.  RJV understands that the shares to be received from BIO-KIN Shareholders have not been registered with or reviewed and approved or disapproved by the SEC or any state securities agencies, and no federal or state securities law administrator has reviewed or approved any disclosure or other material concerning BIO-KIN or BIO-KIN Shares.  Buyer has been provided with and reviewed all information concerning BIO-KIN and the BIO-KIN Shares as it has deemed necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the BIO-KIN Shares.

7.18            Suppliers and Customers.  Save as disclosed in Exhibit E, there are no suppliers and the customers that are material to the business of RJV.  The Merger will not affect the relationship of RJV with any supplier or customer.

7.19            Insurance.  Exhibit F sets forth a list of all insurance policies held by or on behalf of RJV.  Such policies are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industry in which RJV operates. All premiums have been paid in full. RJV has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed in Exhibit F will not be available in the future on substantially the same terms as now in effect.

7.20            Key Management Employees.  Exhibit G sets forth (a) the name and total compensation of each key management employee of the RJV and (b) the name and total compensation of each other employee, consultant, agent or other representative of RJV.  Save as disclosed in Exhibit G, there is no accrual for, or any commitment or agreement by RJV to pay wage and salary and any other direct or indirect compensation increases, bonuses or pay.

7.21            Receivables.  All accounts and notes receivable are reflected on RJV's Financial Statements, and all accounts and notes receivable arising subsequent to the date of RJV's Financial Statements: (a) have arisen in RJV's ordinary course of business; and (b) subject only to a reserve for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in RJV's ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms.

7.22            Intangible Property.  Save as disclosed in Exhibit H, RJV does not own any patents, trademarks, copyrights, service marks and trade names or has made any applications for any of the foregoing.  There are no other patents, trademarks, copyrights, service marks or trade names that are material to RJV's business as presently conducted or as being developed.  RJV owns, or is licensed or otherwise has the full right to use, all patents, trademarks, trade names, service names, copyrights, technology, know-how and processes ("Intellectual Property Rights") used in or necessary for the conduct of its business and which are material thereto.  The business conducted by RJV does not conflict with or infringe any valid Intellectual Property Rights of any third party in any way.  RJV has not received notice and is not aware of any of its Intellectual Property Rights being infringed upon or appropriated by third parties.

8.      CONDUCT PENDING THE CLOSING.

RJV, BIO-KIN and the BIO-KIN Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

8.1   No change will be made in the charter documents, by-laws, or other corporate documents of RJV or BIO-KIN unless the party making any such change notifies the other in writing.

8.2   No BIO-KIN Shareholder will transfer, assign, hypothecate, lien, or otherwise dispose or encumber the BIO-KIN shares of common stock owned by him.

8.3   Each of RJV and BIO-KIN shall not (a) declare or pay any dividends or declare or make any other distributions of any kind to its shareholders, or make any direct or indirect redemption, retirement, purchase or other acquisition of any of its respective shares; (b)          incur any indebtedness for borrowed money; (c) reduce its cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices; (d) waive any material right under any material contract or other agreement of the type required to be disclosed; (e) make any change in its accounting methods or practices or made any change in depreciation or amortisation policies or rates adopted by it; (f) materially change any of its business policies, including, without limitation, advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies; (g) make any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives, or make any other loan or advance otherwise than in the ordinary course of business; (h) except for inventory or equipment in the ordinary course of business, sell, abandon or make any other disposition of any of its properties or make any acquisition of all or any part of the properties, share capital or business of any other person; (i) pay, directly or indirectly, any of its material liabilities before the same becomes due in accordance with its terms or otherwise than in the ordinary course of business; (j) terminate or fail to renew, or receive any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to its condition, financial or otherwise; (k) amend its Memorandum and Articles of Association (or other constitutional documents) or merge with or into or consolidate with any other person, subdivide or in any way reclassify any shares of its share capital or change or agree to change in any manner the rights of its outstanding share capital or the character of its business; or (l) engage in any other material transaction other than in the ordinary course of business.

9.      CONDITIONS PRECEDENT TO OBLIGATION OF BIO-KIN AND THE SHAREHOLDERS.

BIO-KIN's and the BIO-KIN Shareholders' obligation to consummate this exchange shall be Subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by BIO-KIN or the Shareholders as appropriate:

9.1   RJV's Representations and Warranties. The representations and warranties of RJV set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

9.2   RJV's Covenants. RJV shall have performed all covenants required to be performed by it on or before the Closing by this Agreement.

9.3   Board of Director Approval. This Agreement shall have been approved by the board of directors of RJV.

9.4   Forward Stock Split.  By closing, RJV shall institute a 2.5:1 forward stock split.  Shareholdings listed in this Agreement and pertaining to the close date assume a 2.5:1 stock split.

9.5   Regulatory Approvals. RJV shall have received all Federal and state regulatory approvals required of them to complete the transactions contemplated by this Agreement.

9.6   Supporting Documents of RJV. RJV shall have delivered to BIO-KIN and the Shareholder(s) supporting documents in form and substance reasonably satisfactory to BIO-KIN and the Shareholder(s), to the effect that: (a) RJV is a corporation duly organized, validly existing, and in good standing; (b) RJV's authorized capital stock is as set forth herein; (c) Certified copies of the resolutions of the board of directors of RJV authorizing the execution of this Agreement and the consummation hereof; (d) Secretary's certificate of incumbency of the officers and directors of RJV; (e) RJV's unaudited financial statement to close of most recent fiscal quarter; and (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

9.7   Shareholder Approval of Merger, Directors, Other.  This Acquisition Agreement and Plan of Reorganization, including the election of the new Directors and Officers designated in paragraph 3.5 and approval of the prohibition against (1) a reverse-split of shares discussed in paragraph 3.6 and (2) registration of shares for public sale for a period of one year, shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of RJV Common Shares entitled to vote thereon based on a properly prepared proxy statement.

9.8   Resignation Officers and Directors/Cancel Shares.  The officers and directors of RJV shall have resigned any and all their positions as officers, directors, and employees of RJV and signed an agreement, acceptable to the BIO-KIN, cancelling all but 20,000 of the RJV shares, in aggregate, held by such officers and directors.

9.9   Shareholder Approval of Name Change.  A majority of the Shareholders of RJV will have elected to change the name of RJV to Bio Kinetix Research, Inc.

10    CONDITIONS PRECEDENT TO OBLIGATION OF RJV.

        RJV's obligation to consummate this merger shall be Subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by RJV:

10.1    BIO-KIN's and the Shareholder's Representations and Warranties. The representations and warranties of BIO-KIN and the Shareholder set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.2    BIO-KIN's and the Shareholder's Covenants. BIO-KIN and the Shareholder shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.3    Board of Director Approval. This Agreement shall have been approved by the board of directors of BIO-KIN

10.4    Shareholder Execution.  Exhibit I, BIO-KIN Shareholder Approval and Investor Qualification, substantially in the form attached hereto and incorporated herein by this reference shall have been executed by each and every shareholder of BIO-KIN.

10.5    Supporting Documents of BIO-KIN. BIO-KIN shall have delivered to RJV supporting documents in form and substance reasonably satisfactory to RJV to the effect that: (a) BIO-KIN is a corporation duly organized, validly existing, and in good standing; (b) BIO-KIN's capital stock is as set forth herein; (c) Certified copies of the resolutions of the board of directors of BIO-KIN authorizing the execution of this Agreement and the consummation hereof; (d) Secretary's certificate of incumbency of the officers and directors of BIO-KIN; (e) All financial statements of BIO-KIN from its inception to and including the close of the most recent fiscal quarter, including audited financial statements if available; and (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

10.6    Regulatory Approvals. BIO-KIN shall have received all Federal and state regulatory approvals required of them to complete the transactions contemplated by this Agreement.

10.7    Agreement Acknowledging Shares.  BIO-KIN shall have signed an agreement acknowledging the cancellation of all but 20,000 of the RJV shares held, in aggregate, by the current RJV Officers and Directors and the anticipated lapse of  "restrictions" on these shares under Rule 144.

10.8    Conversion/Payment of All Management Loans to BIO-KIN.  Prior to the Closing, any and all loans made to BIO-KIN by BIO-KIN management will be paid in full or converted to shares of BIO-KIN, which shares, if any, shall be exchanged as BIO-KIN Shares under this Agreement and included in Exhibit A hereto.  BIO-KIN shall supply evidence to this effect under section 10.5 above.

10.9    Funding.  BIO-KIN shall have secured funding of at least US$400,000 for initial operations of the combined entity.

11     INDEMNIFICATION.

 11.1     Indemnification of RJV. BIO-KIN agrees to indemnify RJV against any loss, damage, or expense (including reasonable attorney fees) suffered by RJV from (1) any breach by BIO-KIN or the Shareholder of this Agreement or (2) any inaccuracy in or breach of any of the representations, warranties, or covenants by BIO-KIN or the BIO-KIN Shareholders herein; provided, however, that (a) RJV shall be entitled to assert rights of indemnification hereunder only if and to the extent that it suffers losses, damages, and expenses (including reasonable attorney fees) exceeding $5,000 in the aggregate and (b) RJV shall give notice of any claims hereunder within twelve months beginning on the date of the Closing. No loss, damage, or expense shall be deemed to have been sustained by RJV to the extent of insurance proceeds paid to, or tax benefits realizable by, RJV as a result of the event giving rise to such right to indemnification.

11.2     Indemnification of BIO-KIN and the BIO-KIN Shareholders. RJV agrees to indemnify BIO-KIN and the BIO-KIN Shareholders against any loss, damage, or expense (including reasonable attorney fees) suffered by BIO-KIN or by any BIO-KIN Shareholder from (1) any breach by RJV of this Agreement or (2) any inaccuracy in or breach of any of RJV's representations, warranties, or covenants herein.

11.3     Defense of Claims. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim that has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. As long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

12     TERMINATION.

This Agreement may be terminated: (1) by mutual consent in writing; or (2) by BIO-KIN, the BIO-KIN Shareholder or RJV if there has been a material misrepresentation or material breach of any warranty or covenant by any other party.

13     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

Subject to Paragraph 11 hereof, the representations and warranties of BIO-KIN, the BIO-KIN Shareholders and RJV set out herein shall survive the Closing.

14     ARBITRATION SCOPE.

The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association. SITUS. The situs of arbitration shall be chosen by the party against whom arbitration is sought, provided only that arbitration shall be held at a place in the reasonable vicinity of such party's place of business or primary residence and shall be within the United States. The situs of counterclaims will be the same as the situs of the original arbitration. Any disputes concerning situs will be decided by the American Arbitration Association. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Nevada, determined without regard to its provisions which would otherwise apply to a question of conflict of laws. Any dispute as to the applicable law shall be decided by the arbitrator. DISCLOSURE AND DISCOVERY.

The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters that are the Subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law. The prevailing party in any such arbitration shall be entitled to the payment by the losing party of its reasonable costs and attorneys' fees. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

15     GENERAL PROVISIONS.

15.1     Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

15.2     Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

15.3     Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

15.4     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows: If to RJV, to: Edward Velton, 10655 NE 4th Street, Suite 300, Bellevue, WA 98004. If to BIO-KIN, to Dr. John Todd, Bio Kinetix Research, Inc., Suite 1500-885 West Georgia Street, Vancouver, BC V6C 3E8.

15.5     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

15.6     Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

15.7     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

15.8     Effective Date. The effective date of this Agreement shall be April 20, 2002.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the effective date stated above.

RJV                                                                 BIO-KIN

By _______________________________                 By: _____________________________
Edward Velton, President                                              John Todd, President

BIO-KIN Shareholders:

_________________________________                  _________________________________
Bio Therapies, Ltd.                                                    Dr. John Todd

_________________________________                  _________________________________
Innexus Corp.                                                             Susan Minchin

_________________________________                  _________________________________
Beglend Corp. SA                                                      Linda Young

List of Exhibits:

A.   List of BIO-KIN Shareholders, BIO-KIN Common Shares owned, and RJV Common Shares to be Exchanged

B.    List of all Material Contracts of BIO-KIN

C.    List of all Material Liabilities of BIO-KIN

D.    List of Material Contracts of RJV

E.    List of Material Suppliers and Customers of RJV

F.    List of Insurance Held by RJV

G.    List of Key Management and Employees of RJV

H.    List of Intangible Property Owned by RJV

I.     BIO-KIN Shareholder Approval and Investor Qualification

J.    List of Post-Acquisition, Surviving Entity Shareholdings of Officers and Directors, Shareholders holding more than 5% of issued and outstanding shares, and Key Management Employees.

ATTACHMENT B

Nevada Corporate Code

Chapter 92A - Mergers and Exchanges of Interest

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a party:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

(2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter's notice is sent must:

(a) Demand payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation's registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092)

ATTACHMENT C

RJV NETWORK, INC.
(A Development Stage Company)

BALANCE SHEETS
December 31, 2001

ASSETS	2001	2000

Current Asset	$3,513	$5,165

Cash

	LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liability
Due to shareholder	$200	200

Shareholders' Equity
Common stock, $.000013 par value, 1,875,000,000 common
shares authorized; 6,037,500 and 3,750,000 shares issued and
outstanding at December 31, 2001 and 2000, respectively	80	50
Additional paid-in capital	20,170	4,950
Deficit accumulated during the development stage	(16,937)	(35)

	3,313	4,965

	$3,513	$5,165

The accompanying notes are an integral part of these financial statements

2

RJV NETWORK, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2001,
for the Period from December 23, 1999 (Date of Inception) to December 31, 2000,
and for the Period from December 23, 1999 to December 31, 2001

			Cumulative
			During the
			Development
	2001	2000	Stage

Interest income	$124	$-	$124

General and administrative expenses
Bank charges	130	35	165
Professional fees	3,550		3,550
Consulting fees	9,700		9,700
Organizing expenses	3,561		3,561
Other	85		85

	17,026	35	17,061

Net loss for period	$(16,902)	$(35)	$(16,937)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements

3

RJV NETWORK INC
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS' EQUITY
For the Year Ended December 31, 2001,
for the Period from December 23, 1999 (Date of Inception) to December 31, 2000,
and for the Period from December 23, 1999 to December 31, 2001

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Issuance of common stock,
December 23, 1999	3,750,000	$50	$4,950	$-	$5,000

Net loss for period				(35)	(35)

Balance December 31, 2000	3,750,000	50	4,950	(35)	4,965

Issuance of common stock,
April 30, 2001	2,287,500	30	15,220		15,250

Net loss for year				(16,902)	(16,902)

Balance, December 31, 2001	6,037,500	$80	$20,170	$(16,937)	$3,313

The accompanying notes are an integral part of these financial statements

4

RJV NETWORK, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2001,
for the Period from December 23, 1999 (Date of Inception) to December 31, 2000,
and for the Period from December 23, 1999 to December 31, 2001

			Cumulative
			During the
			Development
	2001	2000	Stage

Cash Flows From Operating Activities
Net loss for period	$(16,902)	$(35)	$(16,937)

Cash Flows From Financing Activities
Issuance of common stock	15,250	5,000	20,250
Loan from shareholder		200	200

Net cash flows provided by
financing activities	15,250	5,200	20,450

Net increase (decrease) in cash	(1,652)	5,165	3,513

Cash, beginning of period	5,165	-	-

Cash, end of period	$3,513	$5,165	$3,513

The accompanying notes are an integral part of these financial statements

5

NOTES TO FINANCIAL STATEMENTS

Note 1. The Company and Summary of Significant Accounting Policies

The Company

RJV Network, Inc. ("the Company"), a development stage company, was incorporated under the laws of the State of Nevada on December 23, 1999, and began its development stage operations. The Company is involved in the development of an internet-based listing site that will provide detailed commercial real estate property listings and related data. The Company plans to generate revenues by charging a one-time fee or subscription-based access to the website to interested users of the information provided.

As indicated in the accompanying financial statements, the Company's accumulated deficit during the development stage totaled $16,937 for the period from December 23, 1999, date of inception, to December 31, 2001. The Company has financed this deficit through sales of the Company's stock.

The Company's successful attainment of profitable operations is dependent on future events, including obtaining additional financing to fulfill its development activities.

Cash

Cash consists of funds held in a checking account.

Due to Shareholder

The shareholder loan is unsecured, bears no interest and is due on demand. Based on the amount of the loan and its short-term nature, carrying value approximates fair value.

Taxes on Income

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

 Software and Web Site Development Costs

The costs of computer software developed or obtained for internal use, during the preliminary project phase, as defined under Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," will be expensed as incurred. The costs of web site development, during the planning stage, as defined under Emerging Issues Task Force No. 00-2 "Accounting for Web Site Development Costs," will also be expensed as incurred.

Computer software and web site development costs incurred during the application and infrastructure development stage, including external direct costs of materials and services consumed in developing the software, creating graphics and web site content, payroll, and interest costs, will be capitalized and amortized over the estimated useful life, beginning when the software is ready for use and after all substantial testing is completed and the web site is operational.

The Company did not incur any software development costs for the period from December 23, 1999, date of inception, to December 31, 2001.

Costs to be incurred when the web site and related software are in the operating stage will be expensed as incurred.

Earnings per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. The Company's stock split 1:75 on August 24, 2001. The earnings per share for the periods ended December 31, 2001 and 2000, and the period cumulative during the development stage have been adjusted accordingly. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities. There were no dilutive securities outstanding during the period December 23, 1999 to December 31, 2001. The weighted average number of shares outstanding was 5,285,445 for the year ended December 31, 2001, 3,750,000 for the period December 23, 1999 to December 31, 2000, and 4,510,430 for the period cumulative during the development stage.

Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

Revenue Recognition

The Company intends to market access to its website information. Revenue recognition policies for sales will be established when the terms for such sales are determined.

 Note 2. Income Taxes

The Company is liable for taxes in the United States. As of December 31, 2001, the Company did not have any income for tax purposes and, therefore, no tax liability or expense has been recorded in these financial statements.

The Company has tax losses of approximately $16,937 available to reduce future taxable income. The tax loss expires in 2021.

The deferred tax asset associated with the tax loss carryforward is approximately $2,500. The Company has provided a full valuation allowance against the deferred tax asset.

ATTACHMENT D

Biokinetix Research Inc.
Balance Sheet
April 14, 2001
(Unadited - Prepared by Management)

ASSETS                                                                                                                       CDN $

  -Subscriptions receivable                                                                                         $    16,000
  -Incorporation and legal costs                                                                                          5,000
                                                                                                                                   ----------
                                                                                                                                 $    21,000
                                                                                                                                  -----------

LIABILITIES
  - Due to shareholders                                                                                               $     5,000

SHAREHOLDERS EQUITY
  - Share Capital
      Authorized:
        Unlimited common shares, voting
        Unlimited common shares, non-voting
      Issued:
        16,000,000 Common shares, voting                                                                         16,000
                                                                                                                                  -----------
                                                                                                                                $     21,000
                                                                                                                                  -----------

NOTES TO BALANCE SHEET

Incorporation -
         The company was incorporated as 957614 Alberta Ltd. on October 24, 2001 under the Business
         Corporation Act of Alberta, Canada.

         On November 14, 2001, it changed its name to Biokinetix Research Inc.

Operations -
         The corporation has not yet commenced operations.